Table of Contents

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

JIUFUYUAN BIOTECHNOLOGY COMPANY LIMITED

(Exact name of Registrant as specified in its charter)

United Kingdom	2099	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

Building 1, Luohanguo Town, Suqiao Industrial Park

Guilin Economic Development Zone, Suqiao Town, Yongfu County

Guilin, Guangxi, China 541805

(Address, including zip code, of Registrant’s principal executive offices)

Altiverse Capital Limited

Asia Leading Chambers, No. 986

Road Town, Tortola, British Virgin Islands

(Name, address, including zip code, of agent for service)

Copies to:

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a) may determine.

PRELIMINARY PROSPECTUS

ORDINARY SHARES.

We are offering ordinary shares. This is the initial public offering of ordinary shares of JIUFUYUAN BIOTECHNOLOGY COMPANY LIMITED. The offering price of our ordinary shares in this offering is expected to be $5.00 per share. Prior to this offering, there has been no public market for our ordinary shares.

We have been approved to list our ordinary shares on the Nasdaq Capital Market under the symbol “JFY”.

Investing in our ordinary shares involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our ordinary shares in “Risk Factors”.

We are an “emerging growth company” as defined under the federal securities laws and, as such, will be subject to reduced public company reporting requirements. See “Prospectus Summary—Implications of Being an Emerging Growth Company” for additional information.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We are not a Chinese operating company, but rather a holding company incorporated in the United Kingdom. As a holding company with no material operations of our own, we conduct a substantial majority of our operations through our operating entities established in the People’s Republic of China (or the “PRC”). The Ordinary Shares offered in this prospectus are shares of the United Kingdom holding company. Holders of our Class A Ordinary Shares do not directly own any equity interests in our Chinese operating subsidiaries, but will instead own shares of a United Kingdom holding company. The Chinese regulatory authorities could disallow our corporate structure, which would likely result in a material change in our operations and/or a material change in the value of our Ordinary Shares, including that it could cause the value of our Ordinary Shares to significantly decline or become worthless. Unless otherwise stated, as used in this prospectus and in the context of describing our operations and consolidated financial information, “JFY,” “we,” “us,” “Company,” or “our,” refers to JIUFUYUAN BIOTECHNOLOGY COMPANY LIMITED, a United Kingdom holding company. For a description of our corporate structure, see “Corporate History and Structure.” See also “Risk Factors – Risks Relating to Our Corporate Structure.”

We face various legal and operational risks and uncertainties relating to our operations in China. These risks, together with uncertainties in China’s legal system and the interpretation and enforcement of Chinese laws, regulations, and policies, could hinder our ability to offer or continue to offer our securities, result in a material adverse effect on our business operations, and damage our reputation, which could cause our shares to significantly decline in value or become worthless. The Chinese government may intervene or influence the operations of our PRC subsidiaries at any time and may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in the operations of our PRC subsidiaries and/or the value of our common stock. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. Recently, the PRC government adopted a series of laws, regulatory measures and issued statements to regulate business operations in China, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. The Cyberspace Administration of China (“CAC”) has opened cybersecurity probes into several U.S.-listed technology companies focusing on anti-monopoly regulation, and how companies collect, store, process and transfer data, among other things. If we are subject to such a probe or are required to comply with the stringent requirements of the new regulations, our ability to conduct our business or list on a U.S. stock exchange may be restricted. As of the date of this prospectus, we and our subsidiaries have not been involved in any investigations on cybersecurity review initiated by any Chinese regulatory authority, nor has any of them received any inquiry, notice or sanction. There are currently no relevant laws or regulations in China that prohibit companies whose subsidiaries or entity interests are within China from listing on overseas stock exchanges. However, since these statements and regulatory actions are newly published, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new policies and regulations will have on our daily business operation, the ability to accept foreign investments and our ability to continue trading on a U.S. securities marketplace or stock exchange.

		PER SHARE		TOTAL
Initial public offering price	$		$
Underwriting discounts and commissions(1)	$		$
Proceeds, before expenses, to us	$		$

(1)	Does not include accountable and non-accountable expense allowance payable to underwriters. Please see the section of this prospectus entitled “Underwriting” for additional information regarding underwriter compensation.

We expect our total cash expenses for this offering (including cash expenses payable to our underwriters for their out-of-pocket expenses) to be approximately $[•], exclusive of the above commissions. In addition, we will pay additional items of value in connection with this offering that are viewed by the Financial Industry Regulatory Authority, or FINRA, as underwriting compensation. These payments will further reduce proceeds available to us before expenses. See “Underwriting.”

Neither we nor any of the underwriters have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. Neither we nor any of the underwriters take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sale of our common stock.

For investors outside the United States: Neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus outside the United States.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements appearing elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Ordinary Shares discussed under “Risk Factors” before deciding whether to buy our Ordinary Shares.

Overview of Our Company

JIUFUYUAN BIOTECHNOLOGY COMPANY LIMITED is a Siraitia Grosvenorii nutrition and health products manufacturing company registered in the United Kingdom. We manufacture and distribute Siraitia Grosvenorii nutrition and health products mainly in China. The Company is committed to building a green ecological industrial chain of Siraitia Grosvenorii, starting from the source, and focusing on seedling cultivation, planting, R&D, production, and sales of finished products. Through advanced Siraitia Grosvenorii extraction technology, we integrate the upstream and downstream industry resources of Siraitia Grosvenorii in China and use artificial intelligence system to boost the development of Siraitia Grosvenorii brands and channels.

Our Business Model

Our businesses cover a majority of supply chain of Siraitia Grosvenorii products, including:

Illustration of the Company’s Business Chain

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1.	Siraitia Grosvenorii seedlings. Independently cultivate high-quality varieties of Siraitia Grosvenorii, improve the quality and output of Siraitia Grosvenorii, and improve product quality and performance at the source.

2.	Contract farming/Siraitia Grosvenorii planting/claim planting. In addition to serving the production needs of its own products, the company takes Guilin as the center to receive orders for Siraitia Grosvenorii planting and promotes planting in southern provinces.

3.	Procurement of Siraitia Grosvenorii. Purchase Siraitia Grosvenorii from other small farmers to increase the income of growers and drive regional economic development.

4.	Deep processing of Siraitia Grosvenorii. Purify and extract mogroside through core technology to produce various sugar substitute products and functional health products.

5.	Sales of Siraitia Grosvenorii nutrition and health products, including:

•	Patented Protecting Lung-Nourishing Oral Liquid
•	Medical Grade Siraitia Grosvenorii Aerosol Dispenser
•	“Lung clearing Expert”
•	Sugar-free sweet product
•	Collagen beauty and health product
•	Patented multi-nutrition
•	Siraitia Grosvenorii Sugar Patented Nutritious Oatmeal Meal Replacement
•	Patented Healthy Meal Replacement
•	Pure Natural Siraitia Grosvenorii Functional Plant Beverage

Examples of the Company’s Products

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Corporate Structure

Market Opportunities

•	As a sunrise industry, the plant extraction industry is in the golden stage of accelerated development. The strong support of industry policies has created a good development environment for the plant extraction industry; the vigorous development of the downstream health industry and consumers advocating nature, and the rise of the concept of returning to nature has promoted the acceleration of the demand for the plant extraction industry; on the supply side, the innovation ability of process technology is constantly improving, the industry's competitive environment has accelerated to transform into a healthy competition situation, the advantages of leading enterprises continue to expand, and the industry influence is gradually increasing. In the future, it is expected to lead the plant extraction industry to accelerate towards a higher quality development direction.

•	With the gradual improvement of international natural extraction standards, China, as a major global supplier of natural extraction ingredients, has gradually improved its regulatory system for the industry, and the industry standardization process has continued to advance. Since the development of the industry, in addition to facing competition in the same industry, plant extraction companies have to face environmental protection requirements, production compliance, supplier requirements, brand positioning, etc. The market is no longer solely based on price. Enterprises with comprehensive competitive advantages such as R&D innovation, multi-product system, quality control and quality inspection capabilities, continuous market development ability, and concern for environmental protection and social responsibility will stand out.

•	In addition to the optimization of equipment and traditional processes, the transformation and upgrading of the natural extraction industry has also brought new development momentum to the industry through the introduction of new technologies. Among them, synthetic biotechnology has attracted much attention, known as the "third biotechnology revolution" and has become the source of technological innovation in many industries. According to McKinsey's estimates, 60% of the material products in global economic activities can be produced by biotechnology. For production, synthetic biology technology will bring direct economic benefits of $2 trillion to $4 trillion to the world annually from 2030 to 2040. At present, some functional plant extracts are being tried and some already have laboratory foundations, such as natural sweeteners, rhodiola rosea extract and other products.

•	In recent years, with the aging of the global population, chronic diseases, and the increasing pressure of life, consumers’ demand for products with specific functions has accelerated, which has also changed some consumers’ health concepts and diets. The demand for functional products with functions such as alleviating anxiety, treating insomnia, enhancing immunity, and regulating the stomach has increased significantly. Functional products are the main demand market of the plant extraction industry, and the accelerated expansion of the market and application fields in the future is expected to drive the plant extraction industry to usher in a broader development space.

•	As a market-leading product in the plant extraction industry, natural sweeteners have continued to grow rapidly in recent years. At present, the main categories of natural sweeteners are mogroside and steviol glycoside. The sweetness multiple is about 200-300 times that of sucrose. It is obtained through physical extraction, which meets consumers' dual consumption needs of natural sources and sugar-free. In recent years, with the gradual reduction of the application cost of natural sweetener formulations and the deepening of formulation research and development, both mogroside and steviol glycoside have achieved rapid development, especially steviol glycoside, which is more cost-effective, has achieved a market volume of single product. leading. In the domestic market, the application of natural sweeteners lightly lags in overseas markets, but the trend of sugar reduction has already set off. Currently, new domestic food and drink brand products have successively launched zero-sugar products, and some products have added natural sweeteners or related composite products.

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Our Advantages

•	Advantages of extraction technology: we have now systematically mastered a complete set of research and development, production technology know-how and key processes of plant extracts, forming a series of core technologies with independent intellectual property rights. The existing plant extraction process currently adopts by the company, including low-temperature membrane separation technology, biological fermentation, column chromatography, dynamic countercurrent extraction, etc., makes the company's extraction level faster than the traditional extraction process, with faster extraction speed, lower cost and higher yield. higher rate advantage.

•	Equipment advantages: the company has advanced pre-treatment, extraction, separation, concentration, drying and crushing, granulation, packaging and other equipment, including dynamic countercurrent extraction equipment, column chromatography separation equipment, ultrafiltration, nanofiltration, microfiltration membrane separation Equipment, etc., and the overall integration of the equipment is strong, which provides good facility conditions for the production of extracts. We have advanced testing instruments and analysis and testing methods, and can independently complete qualitative analysis and quantitative testing of products, as well as content determination and quality control of pesticides, microorganisms, and heavy metals.

•	Advantages in raw material resource control: The company has established a planting base in accordance with international standards for the Siraitia Grosvenorii project, and has signed an all-round cooperation model of "company + farmer" with a large number of planting farmers. The above-mentioned cooperation mode not only ensures the income of growers and the enthusiasm for planting, but also avoids the situation of other domestic plant extract enterprises buying raw materials at high prices on a seasonal and speculative basis, ensuring the stability of production and stabilizing the price level and profit margins of products.

Risk Factors Summary

Risks Related to Our Business and Industry

•	The Company's inability to effectively expand its product market will lead to a backlog of products, which will affect the company's operations and profitability.

•	Fluctuation in the cost of raw materials, energy and other costs, limitations or disruptions to the supply of raw materials and energy, and price mismatches between raw materials and our products may hurt our profitability.

•	The physical risks resulting from climate change, including extreme weather conditions and shifts in weather patterns, have in the past and may in the future adversely affect our operations and financial results.

•	Competition in the global market for siraitia grosvenorii products may cause us to lose market share and hurt our sales and profitability.

•	Insufficient product quality control may cause food safety risks.

•	If the company cannot effectively respond to the challenges that arise during the development of new technologies and new products, our market competitive position and future operating results will be adversely affected.

•	Some new technologies and processes for plant extraction can significantly reduce production costs and improve product quality, which will expose the company to the risk of technology substitution.

•	Our success depends on our ability to protect our intellectual property.

•	The global coronavirus COVID-19 pandemic has caused significant disruptions in our business, which may continue to materially and adversely affect our results of operations and financial condition.

•	A severe or prolonged downturn in the global or Chinese economy could materially and adversely affect our business and our financial condition.

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Risks Related to Doing Business in China

•	The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S. exchanges, however, if our subsidiaries or the holding company were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors.

•	Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and results of operations.

•	The PRC government may impose restrictions on our ability to transfer cash out of China and to U.S. investors.

•	To the extent cash or assets of our business, or of our PRC or Hong Kong subsidiaries, is in the PRC or Hong Kong, such cash or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong, due to interventions in or the imposition of restrictions and limitations by the PRC government to the transfer of cash or assets.

•	PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may impair our ability to operate profitably.

•	Substantial uncertainties exist with respect to the enactment timetable and final content of draft China Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations.

•	There are uncertainties under the PRC laws relating to the procedures for U.S. regulators to investigate and collect evidence from companies located in the PRC.

•	We rely on dividends, loans and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have. Any limitation on the ability of our PRC subsidiaries to make loans or payments to us could have a material adverse effect on our ability to conduct our business.

•	PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from making loans or additional capital contributions to our PRC operating subsidiaries and thereby prevent us from funding our business.

•	PRC regulations relating to the establishment of offshore special purpose vehicles by PRC residents may subject our PRC-resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to make capital contributions into our PRC subsidiaries, limit our PRC subsidiaries’ ability to distribute profits to us, or otherwise adversely affect our financial position.

•	Governmental control of currency conversion may limit our ability to utilize our net revenues effectively and affect the value of your investment.

•	We must remit the offering proceeds to PRC before they may be used to benefit our business in the PRC, and this process may take several months.

•	Some of our shareholders are not in compliance with the PRC’s regulations relating to offshore investment activities by PRC residents, and as a result, the shareholders may be subject to penalties if we are not able to remediate the non-compliance.

•	Failure to make adequate contributions to various employee benefit plans required by PRC regulations may subject us to penalties.

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•	The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, making it more difficult for us to pursue growth through acquisitions in China.

•	PRC regulations relating to offshore investment activities by PRC residents may limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits to us or otherwise expose us or our PRC resident beneficial owners to liability and penalties under PRC law.

•	If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

•	We may not be able to obtain certain benefits under relevant tax treaties on dividends paid by our PRC subsidiaries to us through our Hong Kong subsidiary.

•	Enhanced scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on potential acquisitions we may pursue in the future.

•	If we become directly subject to the scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, share price and reputation.

•	Our Ordinary Shares may be delisted under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect auditors or their affiliates that are located in China. The delisting of our Ordinary Shares, or the threat of such delisting, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections deprives our investors of the benefits of such inspections.

•	The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering.

•	Uncertainties in the interpretation and enforcement of Chinese laws and regulations could limit the legal protections available to us.

•	We may be adversely affected by the complexity, uncertainties and changes in PRC regulation of internet-related businesses and companies, and any lack of requisite approvals, licenses or permits applicable to our business may have a material adverse effect on our business and results of operations.

•	Increases in labor costs in the PRC may adversely affect our business and our profitability.

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Risks Related to the Offering and Our Ordinary Shares

•	The initial public offering price of our Ordinary Shares may not be indicative of the market price of our Ordinary Shares after this offering. In addition, an active, liquid and orderly trading market for our Ordinary Shares may not develop or be maintained, and our share price may be volatile.

•	There may not be an active, liquid trading market for our Ordinary Shares.

•	Because we do not expect to pay dividends in the foreseeable future after this offering, you must rely on a price appreciation of the Ordinary Shares for a return on your investment.

•	A sale or perceived sale of a substantial number of our Ordinary Shares may cause the price of our Ordinary Shares to decline.

•	There can be no assurance that we will not be a passive foreign investment company (“PFIC”) for United States federal income tax purposes for any taxable year, which could subject United States holders of our Ordinary Shares to significant adverse United States federal income tax consequences.

•	For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.

•	If we fail to establish and maintain proper internal financial reporting controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired.

•	As a foreign private issuer, we are not subject to certain U.S. securities law disclosure requirements that apply to a domestic U.S. issuer, which may limit the information publicly available to our shareholders.

•	As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing standards.

•	Certain judgments obtained against us by our shareholders may not be enforceable.

•	Nasdaq may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and insiders will hold a large portion of the company’s listed securities.

•	If we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of Nasdaq Capital Market, although we exempt from certain corporate governance standards applicable to US issuers as a Foreign Private Issuer, our securities may not be listed or may be delisted, which could negatively impact the price of our securities and your ability to sell them.

•	The market price of our ordinary shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the public offering price.

•	We have broad discretion in the use of the net proceeds from our public offering and may not use them effectively.

•	We will incur additional costs as a result of becoming a public company, which could negatively impact our net income and liquidity.

•	The obligation to disclose information publicly may put us at a disadvantage to competitors that are private companies.

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Implications of Being an Emerging Growth Company

On September 9, 2022, the SEC adopted inflation adjustments mandated by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As a result, an “emerging growth company” will lose its emerging growth company status on the last day of the fiscal year in which it has $1.235 billion or more in total. As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the JOBS Act. “An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

•	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

•	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

•	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

•	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

•	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

•	will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our initial public offering.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”) occurred, if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our Class A Ordinary Share held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

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Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

•	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

•	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

•	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

•	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

•	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

•	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Implications of Being a Controlled Company

Controlled companies are exempt from the majority of independent director requirements. Controlled companies are subject to an exemption from Nasdaq standards requiring that the board of a listed company consist of a majority of independent directors within one year of the listing date.

Public Companies that qualify as a “Controlled Company” with securities listed on the Nasdaq Stock Market (Nasdaq), must comply with the exchange’s continued listing standards to maintain their listings. Nasdaq has adopted qualitative listing standards. Companies that do not comply with these corporate governance requirements may lose their listing status. Under the Nasdaq rules, a “controlled company” is a company with more than 50% of its voting power held by a single person, entity or group. Under Nasdaq rules, a controlled company is exempt from certain corporate governance requirements including:

•	the requirement that a majority of the board of directors consist of independent directors;
•	the requirement that a listed company have a nominating and governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;
•	the requirement that a listed company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and
•	the requirement for an annual performance evaluation of the nominating and governance committee and compensation committee.

Controlled companies must still comply with the exchange’s other corporate governance standards. These include having an audit committee and the special meetings of independent or non-management directors.

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Corporate Information

Our principal executive offices are located at Building 1, Luohanguo Town, Suqiao Industrial Park, Guilin Economic Development Zone, Suqiao Town, Yongfu County, Guilin, Guangxi, China. Our telephone number at this address is +86-0773-7595313. Our registered office in the United Kingdom is located at 29a 3/F 23 Wharf Street, London, England, SE8 3GG.

OUR PRE-IPO

Prior to the IPO, we will raise an additional capital of USD 50,000,000 in Pre-IPO. The Pre-IPO funds raised will be used for the Company’s investment in research and development of information technology, the expansion of more manufacturing equipment, and the daily operation.

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OFFERINGS

Below is a summary of the terms of the offering:

Issuer	JIUFUYUAN BIOTECHNOLOGY COMPANY LIMITED

Securities Being Offered	Ordinary Shares, par value US$0.0001 per share

Offering Price	We expect that the initial public offering price will be US$5.00 per Ordinary Share.

Ordinary Shares Outstanding Immediately Before This Offering	Ordinary Shares

Ordinary Shares Outstanding Immediately After This Offering	Ordinary Shares (or Ordinary Shares if the underwriters exercise their option to purchase additional Ordinary Shares in full).

Voting Rights	Each Ordinary Share is entitled to one vote.

Use of Proceeds	(i) General working capital (ii) Brand promotion and marketing (iii) Specific industry-focused acquisition (iv) Expansion of new offices and servicing scope (v) Recruitment of talented personnel

Proposed Nasdaq Trading Symbol and Listing	JFY

Lock-up	Our directors, executive officers, and shareholder who own 5% or more of the outstanding Ordinary Shares intended agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Ordinary Shares or securities convertible into Ordinary Shares for a period of 6 months commencing on the date of this prospectus. The Company is also prohibited from conducting offerings during this period and from re-pricing or changing the terms of existing options and warrants. See “Underwriting” for additional information.

Transfer Agent

Risk factors	See “Risk Factors” for a discussion of risks you should carefully consider before investing in our Ordinary Shares.

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RISK FACTORS

An investment in our Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below and in the documents referenced above are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our Ordinary Shares if you can bear the risk of loss of your entire investment.

Risks Related to Our Business

The company's inability to effectively expand its product market will lead to a backlog of products, which will affect the company's operations and profitability.

The company's production scale has continued to expand in recent years, and sales revenue has been increasing year by year. With the continuous expansion of the company's production scale, especially after the public issuance of stocks to raise funds for investment projects, if the company cannot effectively expand the product market, it will lead to product backlog, which will affect the company's operations and profits. On the other hand, although the company has been committed to optimizing the product structure, such as vigorously developing siraitia grosvenorii extract and other products, due to the short establishment and development time of the company and limited by small business scale, the proportion of conventional plant extract products in the company's products is still high, which also makes the company face more intense competitive pressure in market expansion.

Fluctuation in the cost of raw materials, energy and other costs, limitations or disruptions to the supply of raw materials and energy, and price mismatches between raw materials and our products may hurt our profitability.

Due to the fact that most of the raw materials for plant extraction products are traditional Chinese medicine, agricultural, and forestry by-products, their cultivation, picking, and acquisition have obvious characteristics of periodicity, regionalism, and seasonality. The supply of raw materials by the company is affected by geographical restrictions, abundant or reduced harvests, and other industry applications, resulting in certain unstable factors in price and supply. In the event of uncontrollable factors such as natural disasters leading to significant fluctuations in the market supply and prices of raw materials, such as reduced production of raw materials, it will directly affect the cost and profit level of our company's products. Although the company has taken the measures to ensure a stable supply of raw materials, if there are special circumstances such as a reduction in raw material production caused by uncontrollable factors such as natural disasters, resulting in large fluctuations in the market supply and market prices of raw materials, it will directly affect the company, it will directly affect the cost and profit level of the company's products.

The physical risks resulting from climate change, including extreme weather conditions and shifts in weather patterns, have in the past and may in the future adversely affect our operations and financial results.

Our business has been, and in the future could be, affected by severe weather in areas where we operate, which could materially affect our operations and financial results. Extreme weather conditions and natural disasters such as hurricanes, flooding or coastal storm surges have in the past resulted in, and may in the future result in, the shutdown of our facilities, evacuation of our employees or activity disruptions at our client’s well-sites or in our supply chain. Additionally, chronic climate changes, such as changes in precipitation patterns and rising of average temperatures and sea levels may result in increased operating or capital costs due to supply shortages or damage to facilities, increased insurance premiums or reduced availability of insurance, decreases in revenue derived from lower sales, lower production capacity or negative impacts on workforce and write-offs and/or early retirement of assets, all of which could adversely affect our financial condition, results of operations and cash flows.

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Competition in the global market for siraitia grosvenorii products may cause us to lose market share and hurt our sales and profitability.

The global market for siraitia grosvenorii products is highly competitive, with the primary competitive factors being price, quality, service and technology. In recent years, substantial investments have been made, especially in China, to increase production capacity of siraitia grosvenorii products, and as a result there is significant excess production capacity, particularly for “commodity” or standard product grades. Production capacity of more specialized product grades has also increased. Despite our efforts to develop products and services that differentiate us from our competitors, the competitive environment is expected to remain intense in the coming years and our effective competitive differentiation will be a key success factor.

Insufficient product quality control may cause food safety risks.

The Chinese government has promulgated and implemented laws and regulations such as the Food Safety Law and the Regulations for the Implementation of the Food Safety Law to further strengthen the social responsibilities of food producers, establishing a punitive compensation system, and increasing penalties for illegal food producers. If the company's products have quality and food safety problems or accidents due to lax product quality control and inadequate food safety management, the company's brand and reputation will be greatly affected, and the company may also be punished and consumed by relevant competent authorities. Complaints and lawsuits by the parties, the above matters will have an adverse impact on the company's performance and development.

If the company cannot effectively respond to the challenges that arise during the development of new technologies and new products, our market competitive position and future operating results will be adversely affected.

Our company is located in the plant extraction industry, which belongs to the high-tech industry. The development cycle of new products is relatively short, and users' quality standards for plant extraction products are constantly improving. Therefore, technological updates and the development of new products are crucial for the market competitiveness and sustainable development of the enterprise. However, in the process of R&D of new technologies and new products, it is inevitable that trends in technology and market demand will change, and market competitors in the same industry will also pose new challenges, thus reducing the economic significance of R&D of new technologies and new products. In addition, changes in R&D duration and costs will also lead to changes in the economic benefits of R&D activities. Although the company currently has leading technology and marketable products, if we cannot effectively respond to the challenges arising from the development of new technologies and products, our market competitive position and future business performance will be adversely affected.

Some new technologies and processes for plant extraction can significantly reduce production costs and improve product quality, which will expose the company to the risk of technology substitution.

At present, the plant extraction industry basically adopts the traditional plant extraction method - phytochemical process solvent extraction to extract the active ingredients in complete plant cells. It requires to go through multiple stages such as infiltration and penetration, desorption and dissolution, diffusion and displacement, etc., so that the solvent can enter the plant tissue, dissolve, The effective substances in the cells are peptized or suspended, and the effective substances are diffused into the main body of the solvent to complete the extraction process. In the next few years, in the field of plant extract products, there will still be a wide range of new varieties that can be developed and developed. Therefore, the main direction of market demand is to find and develop new hot products in the market. As traditional plant extraction processes, equipment, and technologies gradually mature, these can basically meet the needs of the research and development and production of these new products. However, leading companies in plant extraction technology in Japan, Germany and other countries have begun to research the use of biocatalytic technology, industrial bioconversion technology, biomimetic extraction technology, etc. for plant extraction, with the aim of using new technologies to produce some high-quality products that cannot be achieved under the original traditional extraction technology.

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Our success depends on our ability to protect our intellectual property.

Our success depends on our ability to obtain and maintain patent protection for products developed utilizing our technologies, in the PRC and in other countries, and to enforce these patents. There is no assurance that any of our existing and future patents will be held valid and enforceable against third-party infringement or that our products will not infringe any third-party patent or intellectual property. We own patents and have filed additional patent applications with the Patent Administration Department of the PRC; however, there is no assurance that our filed patent applications will be granted.

Any patents relating to our technologies may not be sufficiently broad to protect our products. In addition, our patents may be challenged, potentially invalidated or potentially circumvented. Our patents may not afford us protection against competitors with similar technology or permit the commercialization of our products without infringing third-party patents or other intellectual property rights.

We also rely on or intend to rely on our trademarks, trade names and brand names to distinguish our products from the products of our competitors and have registered or will apply to register a number of these trademarks. However, third parties may oppose our trademark applications or otherwise challenge our use of the trademarks. In the event that our trademarks are successfully challenged, we could be forced to rebrand our products, which could result in loss of brand recognition and could require us to devote resources to advertising and marketing these new brands. Further, our competitors may infringe our trademarks, or we may not have adequate resources to enforce our trademarks.

In addition, we also have trade secrets, non-patented proprietary expertise and continuing technological innovation that we shall seek to protect, in part, by entering into confidentiality agreements with licensees, suppliers, employees and consultants. These agreements may be breached and there may not be adequate remedies in the event of a breach. Disputes may arise concerning the ownership of intellectual property or the applicability of confidentiality agreements. Moreover, our trade secrets and proprietary technology may otherwise become known or be independently developed by our competitors. If patents are not issued with respect to products arising from research, we may not be able to maintain the confidentiality of information relating to these products.

The global coronavirus COVID-19 pandemic has caused significant disruptions in our business, which may continue to materially and adversely affect our results of operations and financial condition.

On March 11, 2020, the World Health Organization declared the COVID-19 outbreak a global pandemic. Many businesses and social activities in China and other countries and regions were severely disrupted in 2020, including those of our suppliers, customers and employees. This pandemic has also caused market panics, which materially and negatively affected the global financial markets, such as the plunge of global stocks on major stock exchanges in March 2020. Such disruption and slowdown of the world’s economy in 2020 and beyond had, and may continue to have, a material adverse effect on our results of operations and financial condition. All of these had resulted in a material adverse effect on our results of operations and financial condition in the fiscal year 2021. The extent to which the COVID-19 pandemic may impact our business, operations and financial results will depend on numerous evolving factors that the Company cannot accurately predict at this time, including the uncertainty on the potential resurgence of the COVID-19 cases in China, the continual spread of the virus globally, and the instability of local and global government policies and restrictions. We are closely monitoring the development of the COVID-19 pandemic and continuously evaluating any further potential impact on our business, results of operations and financial condition. If the pandemic persists or escalates, we may be subject to further negative impact on our business operations and financial condition.

A severe or prolonged downturn in the global or Chinese economy could materially and adversely affect our business and our financial condition.

Although the Chinese economy expanded well in the last two decades, the rapid growth of the Chinese economy has slowed down since 2012, and there is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies adopted by the People’s Bank of China and financial authorities of some of the world’s leading economies, including the United States and China. There have been concerns over unrest and terrorist threats in the Middle East, Europe and Africa, which have resulted in volatility in markets. There have also been concerns on the relationship among China and other Asian countries, which may result in or intensify potential conflicts in relation to territorial disputes. Economic conditions in China are sensitive to global economic conditions, as well as changes in domestic economic and political policies and the expected or perceived overall economic growth rate in China. Any severe or prolonged slowdown in the global or Chinese economy may materially and adversely affect our business, results of operations and financial condition.

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Risks Related to Doing Business in China

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S exchanges, however, if our subsidiaries or the holding company were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors.

Because of our corporate structure as a United Kingdom holding company with operations conducted by our PRC subsidiaries, it involves unique risks to investors. Furthermore, Chinese regulatory authorities could change the rules and regulations regarding foreign ownership in the industry in which the company operates, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless. The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Under the current government leadership, the government of the PRC has been pursuing reform policies which have adversely affected China-based operating companies whose securities are listed in the United States, with significant policies changes being made from time to time without notice. There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing our business, or the enforcement and performance of our contractual arrangements with borrowers in the event of the imposition of statutory liens, death, bankruptcy or criminal proceedings. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

Given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, any such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severely Cracking Down on Illegal Securities Activities According to Law, or the Opinions, which was made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems, will be taken to deal with the risks and incidents of China-concept overseas listed companies. As of the date of this prospectus, we have not received any inquiry, notice, warning, or sanctions from PRC government authorities in connection with the Opinions.

On June 10, 2021, the Standing Committee of the National People’s Congress of China, or the SCNPC, promulgated the PRC Data Security Law, which took effect in September 2021. The PRC Data Security Law imposes data security and privacy obligations on entities and individuals carrying out data activities, and introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, and the degree of harm it will cause to national security, public interests, or legitimate rights and interests of individuals or organizations when such data is tampered with, destroyed, leaked, illegally acquired or used. The PRC Data Security Law also provides for a national security review procedure for data activities that may affect national security and imposes export restrictions on certain data an information.

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In early July 2021, regulatory authorities in China launched cybersecurity investigations with regard to several China-based companies that are listed in the United States. The Chinese cybersecurity regulator announced on July 2 that it had begun an investigation of Didi Global Inc. (NYSE: DIDI) and two days later ordered that the company’s app be removed from smartphone app stores. On July 5, 2021, the Chinese cybersecurity regulator launched the same investigation on two other Internet platforms, China’s Full Truck Alliance of Full Truck Alliance Co. Ltd. (NYSE: YMM) and Boss of KANZHUN LIMITED (Nasdaq: BZ). On July 24, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly released the Guidelines for Further Easing the Burden of Excessive Homework and Off-campus Tutoring for Students at the Stage of Compulsory Education, pursuant to which foreign investment in such firms via mergers and acquisitions, franchise development, and variable interest entities are banned from this sector.

On August 17, 2021, the State Council promulgated the Regulations on the Protection of the Security of Critical Information Infrastructure, or the Regulations, which took effect on September 1, 2021. The Regulations supplement and specify the provisions on the security of critical information infrastructure as stated in the Cybersecurity Review Measures. The Regulations provide, among others, that protection department of certain industry or sector shall notify the operator of the critical information infrastructure in time after the identification of certain critical information infrastructure.

On August 20, 2021, the SCNPC promulgated the Personal Information Protection Law of the PRC, or the Personal Information Protection Law, which took effect in November 2021. As the first systematic and comprehensive law specifically for the protection of personal information in the PRC, the Personal Information Protection Law provides, among others, that (i) an individual’s consent shall be obtained to use sensitive personal information, such as biometric characteristics and individual location tracking, (ii) personal information operators using sensitive personal information shall notify individuals of the necessity of such use and impact on the individual’s rights, and (iii) where personal information operators reject an individual’s request to exercise his or her rights, the individual may file a lawsuit with a People’s Court.

As such, the Company’s business segments may be subject to various government and regulatory interference in the provinces in which they operate. The Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. Additionally, the governmental and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Furthermore, it is uncertain when and whether the Company will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. Although the Company is currently not required to obtain permission from any of the PRC federal or local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

On December 24, 2021, the CSRC, together with other relevant government authorities in China issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (“Draft Overseas Listing Regulations”). The Draft Overseas Listing Regulations requires that a PRC domestic enterprise seeking to issue and list its shares overseas (“Overseas Issuance and Listing”) shall complete the filing procedures of and submit the relevant information to CSRC. The Overseas Issuance and Listing includes direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in PRC seeks to issue and list its shares in the name of an overseas enterprise (“Overseas Issuer”) on the basis of the equity, assets, income or other similar rights and interests of the relevant PRC domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing (“Indirect Overseas Issuance and Listing”) under the Draft Overseas Listing Regulations. Therefore, the proposed listing would be deemed an Indirect Overseas Issuance and Listing under the Draft Overseas Listing Regulations. As such, the Company would be required to complete the filing procedures of and submit the relevant information to CSRC after the Draft Overseas Listing Regulations become effective.

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In addition, on December 28, 2021, the CAC, the National Development and Reform Commission (“NDRC”), and several other administrations jointly issued the revised Measures for Cybersecurity Review, or the Revised Review Measures, which became effective and has replaced the existing Measures for Cybersecurity Review on February 15, 2022. According to the Revised Review Measures, if an “online platform operator” that is in possession of personal data of more than one million users intends to list in a foreign country, it must apply for a cybersecurity review. Based on a set of Q&A published on the official website of the State Cipher Code Administration in connection with the issuance of the Revised Review Measures, an official of the said administration indicated that an online platform operator should apply for a cybersecurity review prior to the submission of its listing application with non-PRC securities regulators. Given the recency of the issuance of the Revised Review Measures and their pending effectiveness, there is a general lack of guidance and substantial uncertainties exist with respect to their interpretation and implementation. For example, it is unclear whether the requirement of cybersecurity review applies to follow-on offerings by an “online platform operator” that is in possession of personal data of more than one million users where the offshore holding company of such operator is already listed overseas. Furthermore, the CAC released the draft of the Regulations on Network Data Security Management in November 2021 for public consultation, which among other things, stipulates that a data processor listed overseas must conduct an annual data security review by itself or by engaging a data security service provider and submit the annual data security review report for a given year to the municipal cybersecurity department before January 31 of the following year. If the draft Regulations on Network Data Security Management are enacted in the current form, we, as an overseas listed company, will be required to carry out an annual data security review and comply with the relevant reporting obligations.

As of the date of this prospectus, none of our PRC subsidiaries’ operations involve storing of personal information of PRC individual clients. However, given the above uncertainties, it is unclear how the Revised Review Measures and the final draft Regulations on Network Data Security Management will affect us. We have been closely monitoring the development in the regulatory landscape in China, particularly regarding the requirement of approvals, including on a retrospective basis, from the CSRC, the CAC or other PRC authorities with respect to this offering, as well as regarding any annual data security review or other procedures that may be imposed on us. If any approval, review or other procedure is in fact required, we are not able to guarantee that we will obtain such approval or complete such review or other procedure timely or at all. For any approval that we may be able to obtain, it could nevertheless be revoked and the terms of its issuance may impose restrictions on our operations and offerings relating to our securities.

Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and results of operations.

Substantially all of our operations are located in China. Accordingly, our business, prospects, financial condition, and results of operations may be influenced significantly by political, economic, and social conditions in China generally and by continued economic growth in China as a whole.

The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of the foreign exchange, and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy but may harm us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past, the Chinese government has implemented certain measures, including interest rate increases, to control the pace of economic growth. These measures may cause decreased economic activity in China, and since 2012, China’s economic growth has slowed down. Any prolonged slowdown in the Chinese economy may reduce the demand for our products and services and materially and adversely affect our business and results of operations.

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We may also decide to finance our PRC subsidiaries using capital contributions. The Ministry of Commerce (“MOC”) or its local counterpart must approve these capital contributions. On March 30, 2015, the State Administration of Foreign Exchange, or SAFE, promulgated Circular of the State Administration of Foreign Exchange on Reforming the Management Approach regarding the Settlement of Foreign Exchange Capital of Foreign-invested Enterprises, or Circular 19, which expands a pilot reform of the administration of the settlement of the foreign exchange capitals of foreign-invested enterprises nationwide. Circular 19 came into force and replaced previous Circular 142 and Circular 36 on June 1, 2015. On June 9, 2016, SAFE promulgated the Circular of the State Administration of Foreign Exchange on Reforming and Regulating Policies on the Control over Foreign Exchange Settlement of Capital Accounts, or Circular 16, to further expand and strengthen such reform. Under Circular 19 and Circular 16, foreign-invested enterprises in the PRC are allowed to use their foreign exchange funds under capital accounts and RMB funds from exchange settlement for expenditure under current accounts within its business scope or expenditure under capital accounts permitted by laws and regulations, except that such funds shall not be used for (i) expenditure beyond the enterprise’s business scope or expenditure prohibited by laws and regulations; (ii) investments in securities or other investments than principal-secured products issued by banks; (iii) granting loans to non-affiliated enterprises, except where it is expressly permitted in the business license; and (iv) construction or purchase of real estate for purposes other than self-use (except for real estate enterprises). In addition, SAFE strengthened its oversight of the flow and use of the RMB capital converted from foreign currency registered capital of a foreign-invested company. The use of such RMB capital may not be altered without SAFE’s approval, and such RMB capital may not, in any case, be used to repay RMB loans if the proceeds of such loans have not been used. Violations of these circulars could result in severe monetary or other penalties. These circulars may significantly limit our ability to use RMB converted from the cash provided by our offshore financing activities to fund the establishment of new entities in China by our PRC subsidiaries, to invest in or acquire any other PRC companies through our PRC subsidiaries.

In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans to our PRC subsidiaries or future capital contributions by us to our PRC subsidiaries. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds we expect to receive from our initial public offering to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

The PRC government may impose restrictions on our ability to transfer cash out of China and to U.S. investors.

The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. To the extent that our income is received in Renminbi, shortages in foreign currencies may restrict our ability to pay dividends or other payments, or otherwise satisfy our foreign currency denominated obligations, if any. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange, or SAFE, as long as certain procedural requirements are met. Approval from appropriate government authorities is required if Renminbi is converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions.

To address persistent capital outflows and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and the SAFE implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls and our PRC subsidiaries’ dividends and other distributions may be subject to tightened scrutiny in the future. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, there can be no assurance that the PRC government will not intervene or impose restrictions on our ability to transfer or distribute cash within our organization or to foreign investors, which could result in an inability or prohibition on making transfers or distributions outside of China or Hong Kong and adversely affect our business as well as your investment.

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As of the date of this prospectus, we are not aware of other material restrictions and limitations on our ability to distribute earnings from our businesses, including our subsidiaries, to the parent company and U.S. investors or our ability to settle amounts owed, or on foreign exchange or our ability to transfer cash between entities within our group, across borders, or to U.S. investors.

To the extent cash or assets of our business, or of our PRC or Hong Kong subsidiaries, is in the PRC or Hong Kong, such cash or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong, due to interventions in or the imposition of restrictions and limitations by the PRC government to the transfer of cash or assets.

The transfer of funds and assets among JFY, its Hong Kong and PRC subsidiaries is subject to restrictions. The PRC government imposes controls on the conversion of the RMB into foreign currencies and the remittance of currencies out of the PRC. In addition, the PRC Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises, unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC-resident enterprises are tax resident.

As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except for the transfer of funds involving money laundering and criminal activities. However, there is no guarantee that the Hong Kong government will not promulgate new laws or regulations that may impose such restrictions in the future.

As a result of the above, to the extent cash or assets of our business, or of our PRC or Hong Kong subsidiaries, is in the PRC or Hong Kong, such funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong, due to interventions in or the imposition of restrictions and limitations by the PRC government to the transfer of cash or assets.

PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may impair our ability to operate profitably.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations governing our business and the enforcement and performance of our arrangements with customers in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

Substantial uncertainties exist with respect to the enactment timetable and final content of draft China Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations.

The MOFCOM published a discussion draft of the proposed Foreign Investment Law in January 2015 (the “Draft FIL”). The Draft FIL embodies an expected Chinese regulatory trend to rationalize its foreign investment regulatory regime in line with prevailing international practice and the legislative efforts to unify the corporate legal requirements for both foreign and domestic investments.

Among other things, the Draft FIL expands the definition of foreign investment and introduces the principle of “actual control” in determining whether a company is considered a foreign-invested enterprise (“FIE”). The Draft FIL specifically provides that entities established in China but “controlled” by foreign investors will be treated as FIEs, whereas an entity set up in a foreign jurisdiction would nonetheless be, upon market entry clearance, treated as a Chinese domestic investor provided that the entity is “controlled” by Chinese entities and/or citizens. Once an entity is determined to be an FIE, it will be subject to the foreign investment restrictions or prohibitions set forth in a Negative List to be separately issued by the State Council later. Unless the underlying business of the FIE falls within the Negative List, which calls for market entry clearance, prior approval from the government authorities as mandated by the existing foreign investment legal regime would no longer be required for establishment of the FIE.

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On December 27, 2021, the NDRC and MOFCOM, jointly issued the Special Administrative Measures for Entry of Foreign Investment (Negative List) (2021 Version), or the Negative List, which became effective and replaced the previous version on January 1, 2022. Pursuant to the Negative List, if a PRC company, which engages in any business where foreign investment is prohibited under the Negative List, or prohibited businesses, seeks an overseas offering or listing, it must obtain the approval from competent governmental authorities. Based on a set of Q&A published on the NDRC’s official website, a NDRC official indicated that after a PRC company submits its application for overseas listing to the CSRC and where matters relating to prohibited businesses under the Negative List are implicated, the CSRC will consult the regulatory authorities having jurisdiction over the relevant industries and fields.

There are uncertainties under the PRC laws relating to the procedures for U.S. regulators to investigate and collect evidence from companies located in the PRC.

According to Article 177 of the newly amended PRC Securities Law which became effective in March 2020 (the “Article 177”), the securities regulatory authority of the PRC State Council may collaborate with securities regulatory authorities of other countries or regions in order to monitor and oversee cross border securities activities. Article 177 further provides that overseas securities regulatory authorities are not allowed to carry out investigation and evidence collection directly within the territory of the PRC, and that any Chinese entities and individuals are not allowed to provide documents or materials related to securities business activities to overseas agencies without prior consent of the securities regulatory authority of the PRC State Council and the competent departments of the PRC State Council.

Our principal business operation is conducted in the PRC. In the event that the U.S. regulators carry out investigation on us and there is a need to conduct investigation or collect evidence within the territory of the PRC, the U.S. regulators may not be able to carry out such investigation or evidence collection directly in the PRC under the PRC laws. The U.S. regulators may consider cross-border cooperation with securities regulatory authority of the PRC by way of judicial assistance, diplomatic channels or regulatory cooperation mechanism established with the securities regulatory authority of the PRC.

We rely on dividends, loans and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have. Any limitation on the ability of our PRC subsidiaries to make loans or payments to us could have a material adverse effect on our ability to conduct our business.

We are a holding company and rely on dividends, loans and other distributions on equity paid by our PRC subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt or pay any expense we may incur. In the event that our PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us. In addition, the PRC tax authorities may require our PRC subsidiaries to adjust their taxable income in a manner that would materially and adversely affect their ability to pay dividends and other distributions to us.

Under PRC laws and regulations, our PRC subsidiaries, as wholly foreign-owned enterprises in China, may pay dividends only out of their respective accumulated after-tax profits as determined in accordance with PRC accounting standards and regulations. In addition, a wholly foreign-owned enterprise is required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund certain statutory reserve funds until the aggregate amount of such funds reaches 50% of its registered capital. At its discretion, a wholly foreign-owned enterprise may allocate a portion of its after-tax profits based on PRC accounting standards to staff welfare and bonus funds. These reserve funds and staff welfare and bonus funds are not distributable as cash dividends

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Under existing PRC foreign exchange regulations, payment of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange, or the SAFE, by complying with certain procedural requirements. Therefore, our PRC subsidiaries are able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations, such as the overseas investment registrations by our shareholders or the ultimate shareholders of our corporate shareholders who are PRC residents. Approval from, or registration with, appropriate government authorities is, however, required where the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. Current PRC regulations permit our PRC subsidiaries to pay dividends to the Company only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In response to the persistent capital outflow and the Renminbi’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and the State Administration of Foreign Exchange, or SAFE, have implemented a series of capital control measures, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments, and shareholder loan repayments. The PRC government may continue to strengthen its capital controls, and our PRC subsidiaries’ dividends and other distributions may be subjected to tighter scrutiny in the future. Any limitation on the ability of our PRC subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from making loans or additional capital contributions to our PRC operating subsidiaries and thereby prevent us from funding our business.

As an offshore holding company with PRC subsidiaries, we may transfer funds to our PRC subsidiaries by means of loans or capital contributions. Any loans to these PRC subsidiaries, which are foreign-invested enterprises, cannot exceed statutory limits based on the difference between the amount of our investments and registered capital in such subsidiaries, and shall be registered with SAFE, or its local counterparts. Furthermore, any capital increase contributions we make to our PRC subsidiaries, which are foreign-invested enterprises, shall be approved by MOFCOM, or its local counterparts. We may not be able to obtain these government registrations or approvals on a timely basis, if at all. If we fail to receive such registrations or approvals, our ability to provide loans or capital to increase contributions to our PRC subsidiaries may be negatively affected, which could adversely affect their liquidity and our ability to fund and expand their business.

PRC regulations relating to the establishment of offshore special purpose vehicles by PRC residents may subject our PRC-resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to make capital contributions into our PRC subsidiaries, limit our PRC subsidiaries’ ability to distribute profits to us, or otherwise adversely affect our financial position.

Under several regulations promulgated by SAFE, PRC residents and PRC corporate entities are required to register with and obtain approval from local branches of SAFE or designated qualified foreign exchange banks in mainland China in connection with their direct or indirect offshore investment activities. In addition, any PRC resident who is a direct or indirect shareholder of an offshore company is required to update the previously filed registration with the local branch of SAFE, with respect to any material change involving that offshore company, such as an increase or decrease in capital, transfer or swap of shares, merger or division. These regulations apply to all direct and indirect shareholders and beneficial owners of our company who are PRC residents, or PRC-Resident Shareholders, and may apply to any offshore acquisitions that we make in the future. To the best of our knowledge, as of the date of this prospectus, each of our principal shareholders who is required to make the foreign exchange registration under SAFE Circular 37 had completed such registration. However, we may not at all times be fully aware or informed of the identities of all the PRC residents holding direct or indirect interests in our company, and we cannot assure you that all of our shareholders and beneficial owners who are PRC residents will comply with these foreign exchange regulations.

If any PRC-Resident Shareholder fails to make the required registration or update a previously filed registration, our PRC subsidiaries may be prohibited from distributing their profits and proceeds from any reduction in capital, share transfer or liquidation to us, and we may also be prohibited from injecting additional capital into our PRC subsidiaries. Moreover, failure to comply with the various foreign exchange registration requirements described above could result in liability on the related PRC-Resident shareholder or our PRC subsidiaries under the PRC laws for evasion of applicable foreign exchange restrictions.

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Governmental control of currency conversion may limit our ability to utilize our net revenues effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our net revenues in RMB. Under our current corporate structure, our company in the United Kingdom may rely on dividend payments from our PRC subsidiaries to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. Therefore, our PRC subsidiaries are able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulation, such as the overseas investment registrations by the beneficial owners of our company who are PRC residents. But approval from or registration with appropriate government authorities is required where RMB is converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies.

In light of China’s flood of capital outflows in 2016 due to the weakening RMB, the PRC government has imposed more restrictive foreign exchange policies and stepped up scrutiny of major outbound capital movements. More restrictions and a substantial vetting process are put in place by SAFE to regulate cross-border transactions falling under the capital account. The PRC government may also, at its discretion, restrict access in the future to foreign currencies for current account transactions. In the event that the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders.

We must remit the offering proceeds to PRC before they may be used to benefit our business in the PRC, and this process may take several months.

The proceeds of this offering must be sent back to the PRC, and the process for sending such proceeds back to the PRC may take several months after the closing of this offering. We may be unable to use these proceeds to grow our business until we receive such proceeds in the PRC. To remit the offering proceeds to the PRC, we will take the following actions:

First, we will open a special foreign exchange account for capital account transactions. To open this account, we must submit to State Administration for Foreign Exchange (“SAFE”) certain application forms, identity documents, transaction documents, a form of foreign exchange registration of overseas investments by domestic residents, and foreign exchange registration certificate of the invested company.

Second, we will remit the offering proceeds into this special foreign exchange account.

Third, we will apply for settlement of the foreign exchange. To do so, we must submit to SAFE certain application forms, identity documents, payment order to a designated person, and a tax certificate.

The timing of the process is difficult to estimate because the efficiencies of different SAFE branches can vary materially. Ordinarily, the process takes several months to complete but is required by law to be accomplished within 180 days of application. Until the abovementioned approvals, the proceeds of this offering will be maintained in an interest-bearing account maintained by us in the United States.

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Some of our shareholders are not in compliance with the PRC’s regulations relating to offshore investment activities by PRC residents, and as a result, the shareholders may be subject to penalties if we are not able to remediate the non-compliance.

In July 2014, the State Administration of Foreign Exchange promulgated the Circular on Issues Concerning Foreign Exchange Administration over the Overseas Investment and Financing and Roundtrip Investment by Domestic Residents via Special Purpose Vehicles, or “Circular 37”. According to Circular 37, prior registration with the local SAFE branch is required for Chinese residents to contribute domestic assets or interests to offshore companies, known as SPVs. Circular 37 further requires amendment to a PRC resident’s registration in the event of any significant changes with respect to the SPV, such as an increase or decrease in the capital contributed by PRC individuals, share transfer or exchange, merger, division, or other material event. Further, foreign investment enterprises established by way of round-tripping shall complete the relevant foreign exchange registration formalities pursuant to the prevailing foreign exchange control provisions for direct investments by foreign investors, and disclose the relevant information such as actual controlling party of the shareholders truthfully.

Currently, some of our shareholders have completed Circular 37 Registration and are in compliance. Some of our beneficial owners, who are PRC residents, have not completed the Circular 37 Registration. All our significant shareholders, directors and officers have completed Circular 37 Registration. We have asked our shareholders who are Chinese residents to make the necessary applications and filings as required by Circular 37. We attempt to comply, and attempt to ensure that our shareholders who are subject to these rules comply, with the relevant requirements. We cannot, however, provide any assurances that all of our and future shareholders who are Chinese residents will comply with our request to make or obtain any applicable registration or comply with other requirements required by Circular 37 or other related rules. The Chinese resident shareholders’ failure to comply with Circular 37 registration may result in restrictions being imposed on part of foreign exchange activities of the offshore special purpose vehicles, including restrictions on its ability to receive registered capital as well as additional capital from Chinese resident shareholders who fail to complete Circular 37 registration; and repatriation of profits and dividends derived from special purpose vehicles to China, by the Chinese resident shareholders who fail to complete Circular 37 registration, are also illegal. In addition, the failure of the Chinese resident shareholders to complete Circular 37 registration may subject each of the shareholders to fines less than RMB50,000. We cannot assure you that each of our Chinese resident shareholders will in the future complete the registration process as required by Circular 37.

Failure to make adequate contributions to various employee benefit plans required by PRC regulations may subject us to penalties.

We are required under PRC laws and regulations to participate in various government-sponsored employee benefit plans, including certain social insurance, housing funds, and other welfare-oriented payment obligations, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of our employees up to a maximum amount specified by the local government from time to time at locations where we operate our businesses. The requirement of employee benefit plans has not been implemented consistently by the local governments in China, given the different levels of economic development in different locations. In the event that the local governments deem our contribution to be not sufficient, we may be subject to late contribution fees or fines in relation to any underpaid employee benefits, and our financial condition and results of operations may be adversely affected.

According to the Interim Regulations on the Collection and Payment of Social Insurance Premiums, the Regulations on Work Injury Insurance, the Regulations on Unemployment Insurance and the Trial Measures on Employee Maternity Insurance of Enterprises, enterprises in the PRC shall provide benefit plans for their employees, which include basic pension insurance, unemployment insurance, maternity insurance, work injury insurance and basic medical insurance. An enterprise must provide social insurance by making social insurance registration with local social insurance agencies, and shall pay or withhold relevant social insurance premiums for and on behalf of employees. The Law on Social Insurance of the PRC, which was promulgated by the SCNPC on October 28, 2010, became effective on July 1, 2011, and was most recently updated on December 29, 2018, has consolidated pertinent provisions for basic pension insurance, unemployment insurance, maternity insurance, work injury insurance and basic medical insurance, and has elaborated in detail the legal obligations and liabilities of employers who do not comply with laws and regulations on social insurance.

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According to the Regulations on the Administration of Housing Provident Fund, which was promulgated by the State Counsel and became effective on April 3, 1999, and was amended on March 24, 2002 and was partially revised on March 24, 2019 by the Decision of the State Council on Revising Some Administrative Regulations (Decree No. 710 of the State Council), housing provident fund contributions by an individual employee and housing provident fund contributions by his or her employer shall belong to the individual employee. Registration by PRC companies with the applicable housing provident fund management center is compulsory, and a special housing provident fund account for each of the employees shall be opened at an entrusted bank.

The government supervision of social insurance policy has not been implemented consistently by the local governments in China given the different levels of economic development in different locations. According to the Social Insurance Law of the People’s Republic of China, we may be ordered to pay the outstanding social insurance contributions within a prescribed deadline and liable for a late payment fee equal to 0.05% of the outstanding amount for each day of delay, in addition to a fine a fine ranging from RMB 10,000 to RMB 50,000. Furthermore, we may be liable for a fine of one to three times the amount of the outstanding contributions, provided that we still fail to pay the outstanding social insurance contributions within the prescribed deadline. In addition, according to the Regulations on the Administration of Housing Provident Fund, we may be ordered by the Housing Accumulation Fund Management Center to deposit the outstanding funds within a time limit. If we fail to deposit such amounts within the time limit, the Center may petition a people’s court to enforce the payment. Additionally, the standard for fine imposition has become highly discretional for the local government to decide whether to enforce compliance with the employee social fund regulations, if at all. As of the date of the prospectus, given that (i) the requirement of social insurance and housing fund has not been implemented consistently by the local governments in China given the different levels of economic development in different locations; (ii) pursuant to the Emergency Notice on Practicing Principles of the State Council Executive Meeting and Stabilizing Work on Collecting Social Insurance Premiums promulgated by the Ministry of Human Resources and Social Security on September 21, 2018, local authorities are prohibited from recovering unpaid social insurance premiums from enterprises; (iii) as of the date of this Prospectus, the Company had not received any notice or order from the relevant government authorities requesting us to pay the social insurance premiums or housing funds in full; (iv) as of the date of this Prospectus, the Company had not received any complaint or report on outstanding social insurance premiums or housing funds, nor had them had any labor dispute or lawsuit with their employees on payments of social insurance premiums or housing provident fund; and (v) the Company had not been subject to any administrative penalties, the Company has not made any provisions in connection with the shortfall of its social insurance contribution and housing provident funds for the year ended December 31, 2021. Furthermore, as of the date of the prospectus, we are not aware of any action, claim, investigation or penalties being conducted or threatened by any government authorities. However, if we are fined or otherwise penalized by government authorities due to our failure to adequately pay social insurance and housing provident fund contributions for our employees, our financial condition may be negatively impacted.

The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, making it more difficult for us to pursue growth through acquisitions in China.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in August 2006 and amended in 2009, and some other regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex, including requirements in some instances that the MOC be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. Moreover, the Anti-Monopoly Law requires that the MOC shall be notified in advance of any concentration of undertaking if certain thresholds are triggered. In addition, the security review rules issued by the MOC that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the MOC, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. In the future, we may grow our business by acquiring complementary businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval from the MOC or its local counterparts, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

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PRC regulations relating to offshore investment activities by PRC residents may limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits to us or otherwise expose us or our PRC resident beneficial owners to liability and penalties under PRC law.

SAFE promulgated the Circular on Relevant Issues Relating to Domestic Resident’s Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, in July 2014 that requires PRC residents or entities to register with SAFE or its local branch in connection with their establishment or control of an offshore entity established for overseas investment or financing. In addition, such PRC residents or entities must update their SAFE registrations when the offshore special purpose vehicle undergoes material events relating to any change of basic information (including change of such PRC citizens or residents, name and operation term), increases or decreases in investment amount, transfers or exchanges of shares, or mergers or divisions. SAFE Circular 37 is issued to replace the Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents Engaging in Financing and Roundtrip Investments via Overseas Special Purpose. Vehicles, or SAFE Circular 75. SAFE promulgated the Notice on Further Simplifying and Improving the Administration of the Foreign Exchange Concerning Direct Investment in February 2015, which took effect on June 1, 2015. This notice has amended SAFE Circular 37 requiring PRC residents or entities to register with qualified banks rather than SAFE or its local branch in connection with their establishment or control of an offshore entity established for overseas investment or financing.

In the event that our shareholders who are PRC residents or entities do not complete their registration as required, our PRC subsidiaries may be prohibited from distributing their profits and proceeds from any reduction in capital, share transfer or liquidation to us. We may be restricted in our ability to contribute additional capital to our PRC subsidiaries. Moreover, failure to comply with the SAFE registration described above could result in liability under PRC laws for evasion of applicable foreign exchange restrictions.

However, we may not be informed of the identities of all the PRC residents or entities holding a direct or indirect interest in our company, nor can we compel our beneficial owners to comply with SAFE registration requirements. As a result, we cannot assure you that all of our shareholders or beneficial owners who are PRC residents or entities have complied with and will in the future make or obtain any applicable registrations or approvals required by SAFE regulations. Failure by such shareholders or beneficial owners to comply with SAFE regulations, or failure by us to amend the foreign exchange registrations of our PRC subsidiaries, could subject us to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our PRC subsidiaries’ ability to make distributions or pay dividends to us or affect our ownership structure, which could adversely affect our business and prospects.

If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with a “de facto management body” within the PRC is considered a resident enterprise and will be subject to the enterprise income tax on its global income rate of 25%. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control over and overall management of an enterprise’s business, productions, personnel, accounts, and properties. In April 2009, the State Administration of Taxation issued a circular, known as Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners like us, the criteria set forth in the circular may reflect the State Administration of Taxation’s general position on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises. According to Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC.

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We believe none of our entities outside of China is a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities, and uncertainties remain with respect to the interpretation of the term “de facto management body.” As substantially all of our management members are based in China, it remains unclear how the tax residency rule will apply to our case. In the event that the PRC tax authorities determine that JFY or any of our subsidiaries outside of China is a PRC resident enterprise for PRC enterprise income tax purposes, JFY or such subsidiary could be subject to PRC tax at a rate of 25% on its worldwide income, which could materially reduce our net income. In addition, we will also be subject to PRC enterprise income tax reporting obligations.

Furthermore, if the PRC tax authorities determine that we are a PRC resident enterprise for enterprise income tax purposes, gains realized on the sale or other disposition of our ordinary shares may be subject to PRC tax, at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non-PRC individuals (in each case, subject to the provisions of any applicable tax treaty), if such gains are deemed to be from PRC sources. It is unclear whether non-PRC shareholders of our company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC if we are treated as a PRC resident enterprise. Any such tax may reduce the returns on the investment in our ordinary shares.

We may not be able to obtain certain benefits under relevant tax treaties on dividends paid by our PRC subsidiaries to us through our Hong Kong subsidiary.

We are an exempted company incorporated under the laws of the United Kingdom and, as such, rely on dividends and other distributions on equity from our PRC subsidiaries to satisfy part of our liquidity requirements. Pursuant to the PRC Enterprise Income Tax Law, a withholding tax rate of 10% currently applies to dividends paid by a PRC “resident enterprise” to a foreign enterprise investor, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with China that provides for preferential tax treatment. Pursuant to the Arrangement between the Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, such withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC enterprise. Furthermore, the Administrative Measures for Non-Resident Enterprises to Enjoy Treatments under Tax Treaties, which became effective in August 2015, require non-resident enterprises to determine whether they are qualified to enjoy the preferential tax treatment under the tax treaties and file relevant report and materials with the tax authorities. There are also other conditions for enjoying the reduced withholding tax rate according to other relevant tax rules and regulations. See “Taxation – People’s Republic of China Enterprise Taxation” on page 129. As of December 31, 2021, 2020, and 2019, we did not record any withholding tax on the retained earnings of our subsidiaries in the PRC as we intended to re-invest all earnings generated from our PRC subsidiaries for the operation and expansion of our business in China, and we intend to continue this practice in the foreseeable future. Should our tax policy change to allow for offshore distribution of our earnings, we would be subject to a significant withholding tax. We cannot assure you that the relevant tax authority will not challenge our determination regarding our qualification to enjoy the preferential tax treatment.

Enhanced scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on potential acquisitions we may pursue in the future.

The PRC tax authorities have enhanced their scrutiny over the direct or indirect transfer of certain taxable assets, including, in particular, equity interests in a PRC resident enterprise, by a non-resident enterprise by promulgating and implementing Notice of the Ministry of Finance and the State Administration of Taxation on Several Issues Concerning the Enterprise Income Tax Treatment on Enterprise Reorganization (Circular 59) and Announcement No. 7 [2015] of the State Administration of Taxation—Announcement on Several Issues concerning the Enterprise Income Tax on Income from the Indirect Transfer of Assets by Non-Resident Enterprises (Circular 7) which became effective in February 2015. Under Circular 7, where a non-resident enterprise conducts an “indirect transfer” by transferring the equity interests of a PRC “resident enterprise” indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise, being the transferor, may be subject to PRC enterprise income tax, if the indirect transfer is considered to be an abusive use of company structure without reasonable commercial purposes. Circular 7 also provides that, where a non-PRC resident enterprise transfers its equity interests in a PRC resident enterprise to its related parties at a price lower than the fair market value, the relevant tax authority has the power to make a reasonable adjustment to the taxable income of the transaction.

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Circular 7 extends its tax jurisdiction to indirect transfers and transactions involving the transfer of other taxable assets through the offshore transfer of a foreign intermediate holding company. In addition, Circular 7 provides clear criteria on how to assess reasonable commercial purposes and has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. Circular 7 also brings challenges to both the foreign transferor and transferee (or other person obligated to pay for the transfer) of the taxable assets. Where a non-resident enterprise conducts an “indirect transfer” by transferring the taxable assets indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise being the transferor, the transferee, or the PRC entity which directly owned the taxable assets may report to the relevant tax authority such indirect transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacked a reasonable commercial purpose and was established for the purpose of reducing, avoiding, or deferring PRC tax.

According to the “Enterprise Income Tax Law of the People’s Republic of China” (adopted on March 16, 2007, first amended on February 24, 2017, and second amended on December 29, 2018), if the business dealings between an enterprise and its affiliated parties do not conform to the principle of independent transactions and thus reduce the taxable income or income of the enterprise or its affiliated parties, the tax authorities have the right to adjust in accordance with reasonable methods. The cost incurred by an enterprise and its related parties in developing and accepting intangible assets or providing and receiving labor services together shall be apportioned according to the principle of independent transaction when calculating taxable income.

If a resident enterprise or an enterprise controlled by a resident enterprise and a Chinese resident and established in a country (region) whose actual tax burden is significantly lower than the tax rate level of China’s enterprise income tax, does not allocate or reduce its profits due to reasonable business needs, the portion of the above profits that should belong to the resident enterprise shall be included in the current income of the resident enterprise.

Interest expenses incurred when the ratio of creditor’s rights investment to equity investment accepted by an enterprise from its affiliated parties exceeds the prescribed standard shall not be deducted in the calculation of taxable income.

If an enterprise reduces its taxable income or income by implementing other arrangements without reasonable commercial purposes, tax authorities have the right to adjust them in accordance with reasonable methods.

We face uncertainties on the reporting and consequences on future private equity financing transactions, share exchange, or other transactions involving the transfer of shares in our company by investors that are non-PRC resident enterprises. The PRC tax authorities may pursue such non-resident enterprises with respect to a filing or the transferees with respect to withholding obligation and request our PRC subsidiaries to assist in the filing. As a result, non-resident enterprises in such transactions may become at risk of being subject to filing obligations or being taxed under Circular 59 and Circular 7. They may be required to expend valuable resources to comply with Circular 59and Circular 7 or establish that our non-resident enterprises should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results from operations.

The PRC tax authorities have the discretion under SAT Circular 59 and Circular 7 to make adjustments to the taxable capital gains based on the difference between the fair value of the taxable assets transferred and the cost of investment. Although we currently have no plans to pursue any acquisitions in China or elsewhere in the world, we may pursue acquisitions in the future that may involve complex corporate structures. If we are considered a non-resident enterprise under the PRC Enterprise Income Tax Law and if the PRC tax authorities make adjustments to the taxable income of the transactions under SAT Circular 59 and Circular 7, our income tax costs associated with such potential acquisitions will be increased, which may have an adverse effect on our financial condition and results of operations.

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If we become directly subject to the scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, share price and reputation.

US. public companies that have substantially all of their operations in China have been the subject of intense scrutiny, criticism, and negative publicity by investors, financial commentators, and regulatory agencies, such as the SEC. Much of the scrutiny, criticism, and negative publicity has centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. On December 7, 2018, the SEC and the PCAOB issued a joint statement highlighting continued challenges faced by the U.S. regulators in their oversight of financial statement audits of U.S.-listed companies with significant operations in China. On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China, reiterating past SEC and PCAOB statements on matters including the difficulty associated with inspecting accounting firms and audit work papers in China and higher risks of fraud in emerging markets and the difficulty of bringing and enforcing SEC, Department of Justice and other U.S., including in instances of fraud, in emerging markets generally. As a result of this scrutiny, criticism, and negative publicity, the publicly traded stock of many U.S.-listed Chinese companies sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on us, our business, and our share price. In the event that we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our company. This situation will be costly and time consuming and distract our management from developing our growth. In the event that such allegations are not proven to be groundless, we and our business operations will be severely affected and you could sustain a significant decline in the value of our share.

Our Ordinary Shares may be delisted under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect auditors or their affiliates that are located in China. The delisting of our Ordinary Shares, or the threat of such delisting, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections deprives our investors of the benefits of such inspections.

The Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted on December 18, 2020. The HFCA Act states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares or Ordinary Shares from being traded on a national securities exchange or in the over the counter trading market in the U.S.

On March 18, 2021, the SEC adopted on an interim basis rules disclosure requirements for companies with PCAOB member auditors whom the PCAOB has determined that it cannot inspect their operations within a foreign jurisdiction (“Covered Issuers”). Covered companies are required to disclose in their annual reports on Form 20-F: (i) that, during the period covered by the form, the registered public accounting firm has prepared an audit report for the issuer; (ii) the percentage of the shares of the issuer owned by governmental entities in the foreign jurisdiction in which the issuer is incorporated or otherwise organized; (iii) whether governmental entities in the applicable foreign jurisdiction with respect to that registered public accounting firm have a controlling financial interest with respect to the issuer; (iv) the name of each official of the Chinese Communist Party (“CCP”) who is a member of the board of directors of the issuer or the operating entity with respect to the issuer; and (v) whether the articles of incorporation of the issuer (or equivalent organizing document) contains any charter of the CCP, including the text of any such charter. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if enacted, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. On September 22, 2021, the PCAOB adopted rules governing its procedures for making determinations as to its inability to inspect or investigate registered firms headquartered in a particular foreign jurisdiction or which has an office in a foreign jurisdiction (a “PCAOB-Identified Firm”). Promptly after the effective date of this rule, the PCAOB will make determinations under the HFCA Act to the extent such determinations are appropriate. Thereafter, the PCAOB will consider, at least annually, whether changes in facts and circumstances support any additional determinations. The PCAOB will make additional determinations as and when appropriate, to allow the SEC on a timely basis to identify Covered Issuers pursuant to the SEC rules. The rule became effective when the SEC approved the rule on November 4, 2021. On December 2, 2021, the SEC finalized its rules regarding disclosure by Covered Issuers. In addition, the release discussed the procedures the SEC will follow in implementing trading prohibitions for Covered Issuers. A foreign company would have to be designated a Covered Issuer three years in a row to be subject to a trading prohibition on that basis. The trading suspension would prohibit trading of the Covered Issuer’s securities on any exchange or in the over-the-counter markets. The trading prohibition will be terminated if the Covered Issuer certifies to the SEC that the issuer has retained a registered public accounting firm that the PCAOB has inspected to the satisfaction of the SEC and files financial statements that include an audit report signed by the non-PCAOB-Identified Firm. The SEC is not required to engage in rulemaking to implement the trading prohibition provisions of the HFCA Act. Neither the Act nor the SEC’s release create an obligation for an exchange to delist the Covered Issuer, but the SEC noted that under existing listing rules of the exchanges, a trading prohibition would be grounds for delisting.

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On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong because of positions taken by PRC authorities in those jurisdictions.

On August 26, 2022, the PCAOB entered into a Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the PRC and, as summarized in the “Statement on Agreement Governing Inspections and Investigations of Audit Firms Based in China and Hong Kong” published on the U.S. Securities and Exchange Commission’s official website, the parties agreed to the following: (i) in accordance with the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation; (ii) the PCAOB shall have direct access to interview or take testimony from all personnel of the audit firms whose issuer engagements are being inspected or investigated; (iii) the PCAOB shall have the unfettered ability to transfer information to the SEC, in accordance with the Sarbanes-Oxley Act; and (iv) the PCAOB inspectors shall have access to complete audit work papers without any redactions, with view-only procedures for certain targeted pieces of information such as personally identifiable information. The PCAOB is required to reassess its determinations as to whether it is able to carry out inspection and investigation completely and without obstruction by the end of 2022.

The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering.

On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in “Restrictive Market”, (ii) adopt a new requirement relating to the qualification of management or board of director for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

Uncertainties in the interpretation and enforcement of Chinese laws and regulations could limit the legal protections available to us.

The PRC legal system is based on written statutes and prior court decisions have limited value as precedents. Since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the legal system in China, including risks and uncertainties regarding the enforcement of laws and that rules and regulations in China can change quickly with little advance notice, and the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties.

Therefore, these risks may result in a material change in business operations, significant depreciation of the value of our ordinary shares, or a complete hinderance of our ability to offer or continue to offer our securities to investors. Recently, the Chinese government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange.

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Although we have taken measures to comply with the laws and regulations that are applicable to our business operations, including the regulatory principles raised by the CBRC, and avoiding conducting any activities that may be deemed as illegal fund-raising, forming capital pool or providing guarantee to investors under the current applicable laws and regulations, the PRC government authority may promulgate new laws and regulations regulating the direct lending service industry in the future. We cannot assure you that our practices would not be deemed to violate any PRC laws or regulations relating to illegal fund-raising, forming capital pools or the provision of credit enhancement services. Moreover, we cannot rule out the possibility that the PRC government will institute a license requirement covering our industry at some point in the future. If such a licensing regime were introduced, we cannot assure you that we would be able to obtain any newly required license in a timely manner, or at all, which could materially and adversely affect our business and impede our ability to continue our operations.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy, than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules (some of which are not published in a timely manner or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, could materially and adversely affect our business and impede our ability to continue our operations.

We may be adversely affected by the complexity, uncertainties and changes in PRC regulation of internet-related businesses and companies, and any lack of requisite approvals, licenses or permits applicable to our business may have a material adverse effect on our business and results of operations.

The PRC government extensively regulates the internet industry, including foreign ownership of, and the licensing and permit requirements pertaining to, companies in the internet industry. These internet-related laws and regulations are relatively new and evolving, and their interpretation and enforcement involve significant uncertainties. As a result, in certain circumstances it may be difficult to determine what actions or omissions may be deemed to be in violation of applicable laws and regulations.

The evolving PRC regulatory system for the internet industry may lead to the establishment of new regulatory agencies. For example, in May 2011, the State Council announced the establishment of a new department, the State Internet Information Office (with the involvement of the State Council Information Office, the MITT, and the Ministry of Public Security). The primary role of this new agency is to facilitate the policy-making and legislative development in this field, to direct and coordinate with the relevant departments in connection with online content administration and to deal with cross-ministry regulatory matters in relation to the internet industry.

The Circular on Strengthening the Administration of Foreign Investment in and Operation of Value-added Telecommunications Business, issued by the MITT in July 2006, prohibits domestic telecommunication service providers from leasing, transferring or selling telecommunications business operating licenses to any foreign investor in any form, or providing any resources, sites or facilities to any foreign investor for their illegal operation of a telecommunications business in China. According to this circular, either the holder of a value-added telecommunication services operation permit or its shareholders must directly own the domain names and trademarks used by such license holders in their provision of value-added telecommunication services. The circular also requires each license holder to have the necessary facilities, including servers, for its approved business operations and to maintain such facilities in the regions covered by its license. If an ICP License holder fails to comply with the requirements and also fails to remedy such non-compliance within a specified period of time, the MITT or its local counterparts have the discretion to take administrative measures against such license holder, including revoking its ICP License.

The interpretation and application of existing PRC laws, regulations and policies and possible new laws, regulations or policies relating to the internet industry have created substantial uncertainties regarding the legality of existing and future foreign investments in, and the businesses and activities of, internet businesses in China, including our business. We cannot assure you that we have obtained all the permits or licenses required for conducting our business in China or will be able to maintain our existing licenses or obtain new ones. If the PRC government considers that we were operating without the proper approvals, licenses or permits or promulgates new laws and regulations that require additional approvals or licenses or imposes additional restrictions on the operation of any part of our business, it has the power, among other things, to levy fines, confiscate our income, revoke our business licenses, and require us to discontinue our relevant business or impose restrictions on the affected portion of our business. Any of these actions by the PRC government may have a material adverse effect on our business and results of operations.

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Increases in labor costs in the PRC may adversely affect our business and our profitability.

China’s economy has experienced increases in labor costs in recent years. China’s overall economy and the average wage in China are expected to continue to grow. The average wage level for our employees has also increased in recent years. We expect that our labor costs, including wages and employee benefits, will continue to increase. Unless we are able to pass on these increased labor costs to our customers by increasing prices for our products or services, our profitability and results of operations may be materially and adversely affected.

In addition, we have been subject to stricter regulatory requirements in terms of entering into labor contracts with our employees and paying various statutory employee benefits, including pensions, housing fund, medical insurance, work-related injury insurance, unemployment insurance, and maternity insurance to designated government agencies for the benefit of our employees. Pursuant to the PRC Labor Contract Law, or the “Labor Contract Law,” that became effective in January 2008 and its amendments that became effective in July 2013 and its implementing rules that became effective in September 2008, employers are subject to stricter requirements in terms of signing labor contracts, minimum wages, paying remuneration, determining the term of employees’ probation, and unilaterally terminating labor contracts. In the event that we decide to terminate some of our employees or otherwise change our employment or labor practices, the Labor Contract Law and its implementation rules may limit our ability to effect those changes in a desirable or cost-effective manner, which could adversely affect our business and results of operations.

As the interpretation and implementation of labor-related laws and regulations are still evolving, we cannot assure you that our employment practice does not and will not violate labor-related laws and regulations in China, which may subject us to labor disputes or government investigations. If we are deemed to have violated relevant labor laws and regulations, we could be required to provide additional compensation to our employees and our business, financial condition and results of operations could be materially and adversely affected.

Risks Related to the Offering and Our Ordinary Shares

The initial public offering price of our Ordinary Shares may not be indicative of the market price of our Ordinary Shares after this offering. In addition, an active, liquid and orderly trading market for our Ordinary Shares may not develop or be maintained, and our share price may be volatile.

Prior to the completion of this offering, our Ordinary Shares were not traded on any market. Any active, liquid and orderly trading market for our Ordinary Shares may not develop or be maintained after this offering. Active, liquid and orderly trading markets usually result in less price volatility and more efficiency in carrying out investors’ purchase and sale orders. The market price of our Ordinary Shares could vary significantly as a result of a number of factors, some of which are beyond our control. In the event of a drop in the market price of our Ordinary Shares, you could lose a substantial part or all of your investment in our Ordinary Shares. The initial public offering price will be determined by us, based on numerous factors and may not be indicative of the market price of our Ordinary Shares after this offering. Consequently, you may not be able to sell our Ordinary Shares at a price equal to or greater than the price paid by you in this offering.

The following factors could affect our share price:

•	our operating and financial performance;
•	quarterly variations in the rate of growth of our financial indicators, such as net income per share, net income and revenues;
•	the public reaction to our press releases, our other public announcements and our filings with the SEC;
•	strategic actions by our competitors;
•	changes in revenue or earnings estimates, or changes in recommendations or withdrawal of research coverage, by equity research analysts;
•	speculation in the press or investment community;
•	the failure of research analysts to cover our Ordinary Shares;
•	sales of our Ordinary Shares by us or other shareholders, or the perception that such sales may occur;
•	changes in accounting principles, policies, guidance, interpretations or standards;
•	additions or departures of key management personnel;
•	actions by our shareholders;
•	domestic and international economic, legal and regulatory factors unrelated to our performance; and
•	the realization of any risks described under this “Risk Factors” section.

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The stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our Ordinary Shares. Securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. Such litigation, if instituted against us, could result in very substantial costs, diver our management’s attention and resources and harm our business, operating results and financial condition.

There may not be an active, liquid trading market for our Ordinary Shares.

Prior to the completion of this offering, there has been no public market for our Ordinary Shares. An active trading market for our Ordinary Shares may not develop or be sustained following this offering. You may not be able to sell your shares at the market price, if at all, if trading in our shares is not active. The initial public offering price was determined by negotiations between us and our advisors based upon a number of factors. The initial public offering price may not be indicative of prices that will prevail in the trading market.

Because we do not expect to pay dividends in the foreseeable future after this offering, you must rely on a price appreciation of the Ordinary Shares for a return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in the Ordinary Shares as a source for any future dividend income.

A sale or perceived sale of a substantial number of our Ordinary Shares may cause the price of our Ordinary Shares to decline.

If our shareholders sell substantial amounts of our Ordinary Shares in the public market, the market price of our Ordinary Shares could fall. Moreover, the perceived risk of this potential dilution could cause shareholders to attempt to sell their shares and investors to short our Ordinary Shares. These sales also make it more difficult for us to sell equity-related securities in the future at a time and price that we deem reasonable or appropriate.

There can be no assurance that we will not be a passive foreign investment company (“PFIC”) for United States federal income tax purposes for any taxable year, which could subject United States holders of our Ordinary Shares to significant adverse United States federal income tax consequences.

A non-United States corporation will be a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year if either (i) at least 75% of its gross income for such taxable year is passive income or (ii) at least 50% of the value of its assets (based on average of the quarterly values of the assets) during such year is attributable to assets that that produce or are held for the production of passive income. Based on the current and anticipated value of our assets and the composition of our income assets, we do not expect to be a PFIC for United States federal income tax purposes for our current taxable year ended December 31, 2021 or in the foreseeable future. However, the determination of whether or not we are a PFIC according to the PFIC rules is made on an annual basis and depend on the composition of our income and assets and the value of our assets from time to time. Therefore, changes in the composition of our income or assets or value of our assets may cause us to become a PFIC. The determination of the value of our assets (including goodwill not reflected on our balance sheet) may be based, in part, on the quarterly market value of Ordinary Shares, which is subject to change and may be volatile.

The classification of certain of our income as active or passive, and certain of our assets as producing active or passive income, and hence whether we are or will become a PFIC, depends on the interpretation of certain United States Treasury Regulations as well as certain IRS guidance relating to the classification of assets as producing active or passive income. Such regulations guidance is potentially subject to different interpretations. If due to different interpretations of such regulations and guidance the percentage of our passive income or the percentage of our assets treated as producing passive income increases, we may be a PFIC in one of more taxable years.

If we are a PFIC for any taxable year during which a United States person holds Ordinary Shares, certain adverse United States federal income tax consequences could apply to such United States person.

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For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.

We are classified as an “emerging growth company” under the JOBS Act. For as long as we are an emerging growth company, which may be up to five full fiscal years, unlike other public companies, we will not be required to, among other things, (i) provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act, (ii) comply with any new requirements adopted by the PCAOB requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, (iii) provide certain disclosure regarding executive compensation required of larger public companies, or (iv) hold nonbinding advisory votes on executive compensation. We will remain an emerging growth company for up to five years, although we will lose that status sooner if we have more than $1.235 billion of revenues in a fiscal year, have more than $700 million in market value of our Ordinary Shares held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period.

To the extent that we rely on any of the exemptions available to emerging growth companies, you will receive less information about our executive compensation and internal control over financial reporting than issuers that are not emerging growth companies. If some investors find our Ordinary Shares to be less attractive as a result, there may be a less active trading market for our Ordinary Shares and our share price may be more volatile.

If we fail to establish and maintain proper internal financial reporting controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired.

Pursuant to Section 404 of the Sarbanes-Oxley Act, we will be required to file a report by our management on our internal control over financial reporting, including an attention report on internal control over financial reporting issued by our independent registered public accounting firm. However, while we remain an emerging growth company, we will not be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. The presence of material weakness in internal control over financial reporting could result in financial statement errors, which, in turn, could lead to error our financial reports and/or delays in our financial reporting, which could require us to restate our operating results. We might not identify one or more material weaknesses in our internal controls in connection with evaluating our compliance with Section 404 of the Sarbanes-Oxley Act. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal controls over financial reporting. We will need to expend significant resources and provide significant management oversight. Implementing any appropriate changes to our internal controls may require specific compliance training of our directors and employees, entail substantial costs in order to modify our existing accounting systems, take a significant period of time to complete and divert management’s attention from other business concerns. These changes may not, however, be effective in maintaining the adequacy of our internal control.

If we are unable to conclude that we have effective internal controls over financial reporting, investors may lose confidence in our operating results, the price of the Ordinary Shares could decline and we may be subject to litigation or regulatory enforcement actions. In addition, if we are unable to meet the requirements of Section 404 of the Sarbanes-Oxley Act, the Ordinary Shares may not be able to remain listed on the exchange.

As a foreign private issuer, we are not subject to certain U.S. securities law disclosure requirements that apply to a domestic U.S. issuer, which may limit the information publicly available to our shareholders.

As a foreign private issuer, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act and therefore there may be less publicly available information about us than if we were a U.S. domestic issuer. For example, we are not subject to the proxy rules in the United States and disclosure with respect to our annual general meetings will be governed by United Kingdom requirements. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules thereunder. Therefore, our shareholders may not know on a timely basis when our officers, directors and principal shareholders purchase or sell our Ordinary Shares.

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As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing standards.

As a foreign private issuer, we are permitted to take advantage of certain provisions in the Nasdaq listing standards that allow us to follow United Kingdom law for certain governance matters. Certain corporate governance practices in the United Kingdom may differ significantly from corporate governance listing standards as, except for general fiduciary duties and duties of care, United Kingdom law has no corporate governance regime which prescribes specific corporate governance standards. Currently, we do not intend to rely on home country practice with respect to our corporate governance after we complete with this offering. However, if we choose to follow home country practice in the future, our shareholders may be afforded less protection than they otherwise would have under corporate governance listing standards applicable to U.S. domestic issuers.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a United Kingdom company and substantially all of our assets are located outside of the United States. In addition, substantially all of our current directors and officers are nationals and/or residents of countries other than the United States. All or a substantial portion of the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the United Kingdom may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

Nasdaq may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and insiders will hold a large portion of the company’s listed securities.

Nasdaq Listing Rule 5101 provides Nasdaq with broad discretionary authority over the initial and continued listing of securities in Nasdaq and Nasdaq may use such discretion to deny initial listing, apply additional or more stringent criteria for the initial or continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities meet all enumerated criteria for initial or continued listing on Nasdaq. In addition, Nasdaq has used its discretion to deny initial or continued listing or to apply additional and more stringent criteria in the instances, including but not limited to: (i) where the company engaged an auditor that has not been subject to an inspection by the Public Company Accounting Oversight Board (“PCAOB”), an auditor that PCAOB cannot inspect, or an auditor that has not demonstrated sufficient resources, geographic reach, or experience to adequately perform the company’s audit; (ii) where the company planned a small public offering, which would result in insiders holding a large portion of the company’s listed securities. Nasdaq was concerned that the offering size was insufficient to establish the company’s initial valuation, and there would not be sufficient liquidity to support a public market for the company; and (iii) where the company did not demonstrate sufficient nexus to the U.S. capital market, including having no U.S. shareholders, operations, or members of the board of directors or management. Our public offering will be relatively small, and our company’s insiders will hold a large portion of the company’s listed securities. Nasdaq might apply the additional and more stringent criteria for our initial and continued listing, which might cause delay or even denial of our listing application.

If we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of Nasdaq Capital Market, although we exempt from certain corporate governance standards applicable to US issuers as a Foreign Private Issuer, our securities may not be listed or may be delisted, which could negatively impact the price of our securities and your ability to sell them.

We will seek to have our securities approved for listing on the Nasdaq Capital Market upon consummation of this offering. We cannot assure you that we will be able to meet those initial listing requirements at that time. Even if our securities are listed on the Nasdaq Capital Market, we cannot assure you that our securities will continue to be listed on the Nasdaq Capital Market.

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In addition, following this offering, in order to maintain our listing on the Nasdaq Capital Market, we will be required to comply with certain rules of Nasdaq Capital Market, including those regarding minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. Even if we initially meet the listing requirements and other applicable rules of the Nasdaq Capital Market, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq Capital Market criteria for maintaining our listing, our securities could be subject to delisting.

If the Nasdaq Capital Market does not list our securities or subsequently delists our securities from trading, we could face significant consequences, including:

•	limited availability for market quotations for our securities;
•	reduced liquidity with respect to our securities;
•	a determination that our Ordinary Share is a “penny stock,” which will require brokers trading in our Ordinary Share to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Share;
•	limited amount of news and analyst coverage; and
•	a decreased ability to issue additional securities or obtain additional financing in the future.

The market price of our ordinary shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the public offering price.

The public offering price for our ordinary shares will be determined through negotiations between the underwriters and us and may vary from the market price of our ordinary shares following our public offering. If you purchase our ordinary shares in our public offering, you may not be able to resell those shares at or above the public offering price. We cannot assure you that the public offering price of our ordinary shares, or the market price following our public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our public offering. The market price of our ordinary shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

•	actual or anticipated fluctuations in our revenue and other operating results;
•	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;
•	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;
•	announcements by us or our competitors of significant services or features, technical innovations, acquisitions, strategic relationships, joint ventures, or capital commitments;
•	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;
•	lawsuits threatened or filed against us; and
•	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.
•	In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class action litigation following periods of market volatility. In the event that we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

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We have broad discretion in the use of the net proceeds from our public offering and may not use them effectively.

To the extent (i) we raise more money than required for the purposes explained in the section titled “Use of Proceeds” or (ii) we determine that the proposed uses set forth in that section are no longer in the best interests of our Company, we cannot specify with any certainty the particular uses of such net proceeds that we will receive from our public offering. Our management will have broad discretion in the application of such net proceeds, including working capital, possible acquisitions, and other general corporate purposes, and we may spend or invest these proceeds in a way with which our stockholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from our public offering in a manner that does not produce income or that loses value. As of the date of this Prospectus, Management has not determined the types of businesses that the Company will target or the terms of any potential acquisition.

We will incur additional costs as a result of becoming a public company, which could negatively impact our net income and liquidity.

Upon completion of this offering, we will become a public company in the United States. As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, Sarbanes-Oxley and rules and regulations implemented by the SEC and the Nasdaq Capital Market require significantly heightened corporate governance practices for public companies. We expect that these rules and regulations will increase our legal, accounting and financial compliance costs and will make many corporate activities more time-consuming and costly.

We do not expect to incur materially greater costs as a result of becoming a public company than those incurred by similarly sized U.S. public companies. In the event that we fail to comply with these rules and regulations, we could become the subject of a governmental enforcement action, investors may lose confidence in us and the market price of our ordinary shares could decline.

The obligation to disclose information publicly may put us at a disadvantage to competitors that are private companies.

Upon completion of this offering, we will be a publicly listed company in the United States. As a publicly listed company, we will be required to file annual reports with the Securities and Exchange Commission. In some cases, we will need to disclose material agreements or results of financial operations that we would not be required to disclose if we were a private company. Our competitors may have access to this information, which would otherwise be confidential. This may give them advantages in competing with our company. Similarly, as a U.S.-listed public company, we will be governed by U.S. laws that our competitors, which are mostly private Chinese companies, are not required to follow. To the extent compliance with U.S. laws increases our expenses or decreases our competitiveness against such companies, our public listing could affect our results of operations.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. The forward-looking statements and opinions contained in this prospectus are based upon information available to us as of the date of this prospectus and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Forward-looking statements include statements about:

•	our future financial performance, including our expectations regarding our revenue, cost of revenue, operating expenses, including capital expenditures related to asset-intensive offerings, our ability to determine reserves and our ability to achieve and maintain future profitability;
•	our ability to develop and market new products;
•	the continued market acceptance of our products;
•	the sufficiency of our cash, cash equivalents and investments to meet our liquidity needs;
•	our ability to manage operations-related risk;
•	our expectations and management of future growth;
•	our expectations concerning relationships with third parties;
•	the impact of COVID-19 on the Company;
•	our ability to maintain, protect and enhance our intellectual property;
•	our ability to successfully acquire and integrate companies and assets;
•	the increased expenses associated with being a public company；
•	exposure to product liability and defect claims;
•	protection of our intellectual property rights;
•	changes in the laws that affect our operations；
•	inflation and fluctuations in foreign currency exchange rates;
•	our ability to obtain all necessary government
•	certifications, approvals, and/or licenses to conduct our business;
•	continued development of a public trading market for our securities;
•	the cost of complying with current and future governmental regulations and the impact of any changes in the regulations on our operations;
•	managing our growth effectively;
•	fluctuations in operating results;
•	dependence on our senior management and key employees; and
•	other factors set forth under “Risk Factors.”

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

Neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Moreover, the forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

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USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $           million after deducting estimated underwriting discounts and commissions and the estimated offering expenses payable by us and based upon an assumed initial offering price of $5.00 per ordinary share (excluding any exercise of the underwriters’ over-allotment option).

A $1.00 increase (decrease) in the assumed initial public offering price of $5.00 per share would increase (decrease) the net proceeds to us from this offering by approximately $           million, after deducting the estimated underwriting discounts and commissions and estimated aggregate offering expenses payable by us and assuming no change to the number of ordinary share offered by us as set forth on the cover page of this prospectus, provided, however, that in no case would we decrease the initial public offering price to less than $4.00 per share.

We plan to use the net proceeds of this offering primarily for the following purposes:

•	approximately 50% for expanding and strengthening our manufacturing facilities to further enhance our manufacturing capacity and efficiency;

•	approximately 25% for developing new products and services for our diversified product portfolio, and enhancing our branding efforts;

•	approximately 15% for enhancing our IT infrastructure and technologies, including digital operating systems and data analytics; and

•	approximately 10% for general corporate and working capital purposes.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have some flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this offering are not imminently used for the above purposes, we intend to invest in short-term, interest-bearing bank deposits or debt instruments.

The net proceeds from this offering must be remitted to China before we will be able to use the funds to grow our business. The procedure to remit funds may take several months after completion of this offering, and we will be unable to use the offering proceeds in China until remittance is completed. See “Risk Factors” for further information.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock, and we do not currently intend to pay any cash dividends on our common stock in the foreseeable future.

We currently intend to retain all available funds and any future earnings to support operations and to finance the growth and development of our business.

Any future determination to pay dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend upon, among other factors, our results of operations, financial condition, contractual restrictions, and capital requirements.

From time to time, we may also enter into other loan or credit agreements or similar borrowing arrangements that may further restrict our ability to declare or pay dividends on our common stock. Our board of directors will have sole discretion in making any future determination to pay dividends, subject to applicable laws, taking into account, among other factors, our results of operations, financial condition, contractual restrictions, and capital requirements.

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BUSINESS

Overview

JIUFUYUAN BIOTECHNOLOGY COMPANY LIMITED is a Siraitia Grosvenorii nutrition and health products manufacturing company registered in the United Kingdom. We manufacture and distribute Siraitia Grosvenorii nutrition and health products mainly in China. The Company is committed to building a green ecological industrial chain of Siraitia Grosvenorii, starting from the source, and focusing on seedling cultivation, planting, R&D, production, and sales of finished products. Through advanced Siraitia Grosvenorii extraction technology, we integrate the upstream and downstream industry resources of Siraitia Grosvenorii in China and use artificial intelligence system to boost the development of Siraitia Grosvenorii brands and channels.

Our Business Model

Our businesses cover a majority of supply chain of Siraitia Grosvenorii products, including:

Illustration of the Company’s Business Chain

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1.	Siraitia Grosvenorii seedlings. Independently cultivate high-quality varieties of Siraitia Grosvenorii, improve the quality and output of Siraitia Grosvenorii, and improve product quality and performance at the source.

2.	Contract farming/Siraitia Grosvenorii planting/claim planting. In addition to serving the production needs of its own products, the company takes Guilin as the center to receive orders for Siraitia Grosvenorii planting and promotes planting in southern provinces.

3.	Procurement of Siraitia Grosvenorii. Purchase Siraitia Grosvenorii from other small farmers to increase the income of growers and drive regional economic development.

4.	Deep processing of Siraitia Grosvenorii. Purify and extract mogroside through core technology to produce various sugar substitute products and functional health products.

5.	Sales of Siraitia Grosvenorii nutrition and health products, including:

•	Patented Protecting Lung-Nourishing Oral Liquid
•	Medical Grade Siraitia Grosvenorii Aerosol Dispenser
•	“Lung clearing Expert”
•	Sugar-free sweet product
•	Collagen beauty and health product
•	Patented multi-nutrition
•	Siraitia Grosvenorii Sugar Patented Nutritious Oatmeal Meal Replacement
•	Patented Healthy Meal Replacement
•	Pure Natural Siraitia Grosvenorii Functional Plant Beverage

Examples of the Company’s Products

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Market Opportunities

•	As a sunrise industry, the plant extraction industry is in the golden stage of accelerated development. The strong support of industry policies has created a good development environment for the plant extraction industry; the vigorous development of the downstream health industry and consumers advocating nature, and the rise of the concept of returning to nature has promoted the acceleration of the demand for the plant extraction industry; on the supply side, the innovation ability of process technology is constantly improving, the industry's competitive environment has accelerated to transform into a healthy competition situation, the advantages of leading enterprises continue to expand, and the industry influence is gradually increasing. In the future, it is expected to lead the plant extraction industry to accelerate towards a higher quality development direction.

•	With the gradual improvement of international natural extraction standards, China, as a major global supplier of natural extraction ingredients, has gradually improved its regulatory system for the industry, and the industry standardization process has continued to advance. Since the development of the industry, in addition to facing competition in the same industry, plant extraction companies have to face environmental protection requirements, production compliance, supplier requirements, brand positioning, etc. The market is no longer solely based on price. Enterprises with comprehensive competitive advantages such as R&D innovation, multi-product system, quality control and quality inspection capabilities, continuous market development ability, and concern for environmental protection and social responsibility will stand out.

•	In addition to the optimization of equipment and traditional processes, the transformation and upgrading of the natural extraction industry has also brought new development momentum to the industry through the introduction of new technologies. Among them, synthetic biotechnology has attracted much attention, known as the "third biotechnology revolution" and has become the source of technological innovation in many industries. According to McKinsey's estimates, 60% of the material products in global economic activities can be produced by biotechnology. For production, synthetic biology technology will bring direct economic benefits of $2 trillion to $4 trillion to the world annually from 2030 to 2040. At present, some functional plant extracts are being tried and some already have laboratory foundations, such as natural sweeteners, rhodiola rosea extract and other products.

•	In recent years, with the aging of the global population, chronic diseases, and the increasing pressure of life, consumers’ demand for products with specific functions has accelerated, which has also changed some consumers’ health concepts and diets. The demand for functional products with functions such as alleviating anxiety, treating insomnia, enhancing immunity, and regulating the stomach has increased significantly. Functional products are the main demand market of the plant extraction industry, and the accelerated expansion of the market and application fields in the future is expected to drive the plant extraction industry to usher in a broader development space.

•	As a market-leading product in the plant extraction industry, natural sweeteners have continued to grow rapidly in recent years. At present, the main categories of natural sweeteners are mogroside and steviol glycoside. The sweetness multiple is about 200-300 times that of sucrose. It is obtained through physical extraction, which meets consumers' dual consumption needs of natural sources and sugar-free. In recent years, with the gradual reduction of the application cost of natural sweetener formulations and the deepening of formulation research and development, both mogroside and steviol glycoside have achieved rapid development, especially steviol glycoside, which is more cost-effective, has achieved a market volume of single product. leading. In the domestic market, the application of natural sweeteners lightly lags in overseas markets, but the trend of sugar reduction has already set off. Currently, new domestic food and drink brand products have successively launched zero-sugar products, and some products have added natural sweeteners or related composite products.

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Our Advantages

•	Advantages of extraction technology: we have now systematically mastered a complete set of research and development, production technology know-how and key processes of plant extracts, forming a series of core technologies with independent intellectual property rights. The existing plant extraction process currently adopts by the company, including low-temperature membrane separation technology, biological fermentation, column chromatography, dynamic countercurrent extraction, etc., makes the company's extraction level faster than the traditional extraction process, with faster extraction speed, lower cost and higher yield. higher rate advantage.

•	Equipment advantages: the company has advanced pre-treatment, extraction, separation, concentration, drying and crushing, granulation, packaging and other equipment, including dynamic countercurrent extraction equipment, column chromatography separation equipment, ultrafiltration, nanofiltration, microfiltration membrane separation Equipment, etc., and the overall integration of the equipment is strong, which provides good facility conditions for the production of extracts. We have advanced testing instruments and analysis and testing methods, and can independently complete qualitative analysis and quantitative testing of products, as well as content determination and quality control of pesticides, microorganisms, and heavy metals.

•	Advantages in raw material resource control: The company has established a planting base in accordance with international standards for the Siraitia Grosvenorii project, and has signed an all-round cooperation model of "company + farmer" with a large number of planting farmers. The above-mentioned cooperation mode not only ensures the income of growers and the enthusiasm for planting, but also avoids the situation of other domestic plant extract enterprises buying raw materials at high prices on a seasonal and speculative basis, ensuring the stability of production and stabilizing the price level and profit margins of products.

Our Strategies

We intend to focus on the following key strategies to solidify our market leadership and achieve sustainable growth:

•	Stabilize existing customers and continue to expand domestic and international markets;

•	Expand production capacity and improve economic efficiency;

•	Continue to use the industry guidance fund to accelerate the company's development; and

•	Continue to improve the company's independent research and development capabilities and establish overseas research and development centers.

Sales and Marketing

We believe that our public brand awareness will further promote our brand recognition and improve our performance. We also believe that the most cost-effective method is to utilize the Internet and various mobile social networking applications. Our marketing strategy is designed to enhance our brand recognition and customer loyalty. Building and differentiating the brand image of each of our products is critical to increasing our brand recognition. We focus on targeting the distinct customer segments that each of our products serves and adopting effective marketing measures based on thorough analysis and application of data and analytics.

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Competitions

The global market for siraitia grosvenorii products is highly competitive. Over the past decade, substantial investments have been made, especially in China, to increase production capacity of siraitia grosvenorii and relevant products. Production capacity for more specialized product grades has also increased.

Intellectual Property

We regard our trademarks, copyrights, domain names, trade secrets and other intellectual property rights as critical to our business. We rely on a combination of copyright and trademark law, trade secret protection and confidentiality agreements with our employees, lecturers, business partners and others, to protect our intellectual property rights. In particular, we protect our intellectual properties, including trademarks for our brand names, primarily through the following measures: (i) we timely apply for registration of trademarks we use and a broad range of defensive trademarks for each of our brands in jurisdictions where we operate as well as in other targeted markets, and (ii) we continuously monitor third parties’ infringements of our intellectual property rights, including our brand names and trademarks, and file claims with market regulation authorities and bring intellectual property infringement lawsuits to protect our rights.

Legal Proceedings

We are currently not a party to any material legal or administrative proceedings. We may from time to time be subject to various legal or administrative claims and proceedings arising in the ordinary course of business. Litigation or any other legal or administrative proceeding, regardless of the outcome, is likely to result in a substantial cost and diversion to our resources, including our management’s time and attention.

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REGULATIONS

Laws and Regulations Relating to Business Areas

Foreign Exchange

Pursuant to the Administrative Regulations of the PRC on Foreign Exchange promulgated by the State Council on January 29, 1996 and amended on August 1, 2008 with effect from August 5, 2008, and various regulations issued by SAFE, and other PRC regulatory agencies, foreign currency could be exchanged or paid through two different accounts, namely current account and capital account. Payment of current account items, including commodity, trade and service-related foreign exchange transactions and other current payment, may be made by conversion between RMB and foreign currencies without approval of SAFE, but are subject to procedural requirements including presenting relevant documentary evidence of such transactions. Capital account items, such as direct equity investment, loans and repatriation of investment, require the prior approval from or registration with SAFE or its local branch for conversion between RMB and the foreign currency, and remittance of the foreign currency outside the PRC.

Pursuant to the Notice on Administration of Foreign Exchange Involved in Offshore Investment, Financing and Round-Trip Investment Conducted by Domestic Residents Through Special Purpose Vehicles, which was promulgated by SAFE and went into effect on July 4, 2014, prior to making capital contribution in a special purpose vehicle by a PRC resident using its legitimate assets or interests in the PRC or overseas, the PRC resident shall apply to the foreign exchange bureau for completion of foreign exchange registration formalities for overseas investments. A “domestic entity” referred to in this notice shall mean enterprise and institutional legal persons and any other economic organizations established in the PRC pursuant to the law; a “PRC resident individual” shall mean a PRC citizen holding a PRC resident identity document, military personnel identity document or armed police personnel identity document, and any foreign individual who does not hold a PRC identity document but normally resides in the PRC due to economic reasons.

Pursuant to the Notice on Further Simplification and Improvement of Foreign Exchange Administration Policies for Direct Investment, promulgated by SAFE on February 13, 2015 and effective June 1, 2015, two administrative approval matters, including foreign exchange registration approval under domestic direct investment and foreign exchange registration approval under overseas direct investment, shall be reviewed and processed directly by banks. SAFE and its local bureaus shall implement indirect supervision through the foreign exchange registration with banks for direct investment.

Pursuant to the Notice of SAFE on Reforming the Mode of Management of Settlement of Foreign Exchange Capital of Foreign-Funded Investment Enterprises promulgated on March 30, 2015 and effective June 1, 2015, and the Notice of SAFE on Reforming and Regulating the Policies for Administration of Foreign Exchange Settlement under the Capital Account promulgated on and effective June 9, 2016, the system of voluntary foreign exchange settlement is implemented for the foreign exchange earnings of foreign exchange capital of foreign-invested enterprises. Foreign exchange capital in a foreign- invested enterprise capital account, for which the monetary contribution has been confirmed by SAFE (or for which the monetary contribution has been registered for account entry), may be settled at a bank as required by the actual management needs of the enterprise. The voluntary settlement ratio of foreign-invested enterprise foreign exchange capital projects has been temporarily set at 100%. SAFE may make adjustments to the said ratio at appropriate times based on the status of the international balance of payments. In addition, foreign exchange earnings under capital projects and the RMB funds obtained from the exchange settlements thereof shall not be used by foreign-invested enterprises for the following purposes: (1) direct or indirect payments of expenditures exceeding its business scope or those being prohibited by the laws and regulations of the PRC; (2) direct or indirect uses in securities investments or investments other than capital-protected banking products (except as otherwise expressly provided); (3) issuance of loans to non-affiliated enterprises (excluding those that are expressly permitted within their business scope); and (4) construction or purchase of real estate not for personal use (except for real estate enterprises).

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Foreign Investment

In March 2019, the Standing Committee of the National People’s Congress of the PRC passed the Foreign Investment Law of the People’s Republic of China, or the Foreign Investment Law. Among other things, the Foreign Investment Law defines the “foreign investment” as the investment activities in China conducted by foreign individuals, enterprises and other organizations, or the Foreign Investors, in a direct or indirect manner. The PRC governmental authorities will administrate foreign investment by applying the principal of pre-entry national treatment together with a negative list, to be specific, the Foreign Investors are prohibited from making any investments in the fields cataloged into prohibited industries for foreign investment based on the negative list, while they are allowed to make investments in the restricted industries provided that all the requirements and conditions as set forth in the negative list have been satisfied; when the Foreign Investors make investments in the fields other than those included in the negative list, the national treatment principle shall apply.

Pursuant to Provisions for Guiding the Foreign Investment Direction, projects with foreign investment fall into 4 categories, namely encouraged, permitted, restricted and prohibited. Projects with foreign investment that are encouraged, restricted or prohibited shall be listed in the Foreign Investment Catalog. Projects with foreign investment not listed as encouraged, restricted or prohibited projects are permitted projects.

Pursuant to the Special Administrative Measures for Access of Foreign Investment (2021 Edition), or the 2021 Edition Negative list, issued by the MOFCOM and the NDRC on December 27, 2021, which came into effect on January 1, 2022. Our business does not fall into the negative list and is permitted for foreign investment.

The Foreign Investment Law replaced the Law of the People’s Republic of China on Wholly Foreign-owned Enterprises. It stipulates that the PRC implements a system of pre-establishment national treatment plus negative list for the administration of foreign investment. Foreign investors are not allowed to invest in fields or sectors prohibited in the market access negative list for foreign investment. Foreign investors that intend to invest in the fields subject to access restrictions stipulated in the market access negative list for foreign investment shall be required to satisfy the conditions stipulated in such negative list. The PRC policies supporting enterprise development are equally applicable to foreign-invested enterprises. The PRC does not impose expropriation on foreign investment. Under special circumstances, if it requires imposing expropriation on foreign investment due to the need of public interest, expropriation shall be imposed according to legal procedures, and the foreign-invested enterprises concerned shall receive fair and reasonable compensation. Foreign-invested enterprises can raise funds through public issuance of stocks, corporate bonds and other securities in accordance with the law. Overall, The Foreign Investment Law establishes the clear principle of applying national treatment to FIEs except those engaged in industries on the 2021 Negative List. Since our current and planned business is not on the 2021 Negative List, to the best of our knowledge, it will not create any material adverse effect to our Company’s business.

Outbound Investment

Pursuant to the Measures for Administration of Overseas Investment Management promulgated by the MOFCOM on September 6, 2014 and effective October 6, 2014 and the Measures for Administration of Overseas Investment of Enterprises promulgated by the NDRC on December 26, 2017 and effective March 1, 2018, a domestic institution is required to undergo relevant procedures for offshore investment prior to its overseas direct investment and obtain relevant record-filing, approval, certificate or permit. If an enterprise fails to complete the aforesaid procedures, it will be required by the competent authorities to suspend or cease the implementation of the project.

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Laws and Regulations Relating to Taxation

Enterprise Income Tax

Pursuant to the EIT Law promulgated on March 16, 2007, amended on and effective December 29, 2018, and the Regulation on Implementation of the Enterprise Income Tax Law of the PRC, or the EIT Implementation Rules, issued on December 6, 2007 and effective April 23, 2019, EIT shall be applicable at a uniform rate of 25% to all resident or non-resident enterprises. EIT shall be payable by a resident enterprise for income sourced within or outside the PRC. EIT shall be payable by a non-resident enterprise, for income sourced within the PRC by its institutions or premises established in the PRC, and for income sourced outside the PRC for which the institutions or premises established in the PRC have a de facto relationship. Where the non-resident enterprise has no institutions or premises established in the PRC or has income bearing no de facto relationship with the institution or premises established, EIT shall be payable by the non-resident enterprise only for income sourced within the PRC.

Pursuant to the Administrative Measures on the Accreditation of High and New Technology Enterprises high and new technology enterprises accredited pursuant to these measures may make declarations under and benefit from tax concession policies in accordance with relevant regulations including the EIT Law and the EIT Implementation Rules, the Law of the PRC on Administration of Levying and Collection of Taxes and the Regulation of Implementation of the Law of the PRC on Administration of Levying and Collection of Taxes.

Pursuant to the Announcement on the Enterprise Income Tax Policies for Promoting the High-quality Development of the Integrated Circuit Industry and the Software Industry promulgated by the Ministry of Finance, the State Taxation Administration, the NDRC and the MIIT on December 12, 2020 and effective from January 1, 2020, and the Announcement No. 9 [2021] of the MIIT, the NDRC, the Ministry of Finance and the State Taxation Administration, upon certification, an integrated circuit design, equipment, materials, packaging, or testing enterprise or a software enterprise shall be exempt from the EIT from the first to the second year from the year when such enterprise makes profits, and be subject to the EIT levied at half of the 25% statutory tax rate from the third to the fifth year.

Tax on Dividends

Pursuant to the EIT Law and the EIT Implementation Rules, except as otherwise provided by relevant tax treaties with the PRC government, dividends paid by foreign-invested investment enterprises to foreign investors which are non-resident enterprises and which have not established or operated premises in the PRC, or which have established or operated premises but where their income has no de facto relationship with such establishment or operation of premises shall be subject to a withholding tax of 10%.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income entered into between the PRC government and the Hong Kong Special Administrative Region, where the beneficial owner is a company directly holding at least 25% of the equity interest of the company paying the dividends, the tax charged shall not exceed 5% of the distributed dividends. In any other case, the tax charged shall not exceed 10% of the distributed dividends.

Pursuant to the Announcement on Issues Relating to “Beneficial Owner” in Tax Treaties promulgated by the SAT on February 3, 2018 and came effective April 1, 2018, a “beneficial owner” shall mean a person who has ownership and control over the income, and the rights and property from which the income is derived. Upon the determination of the “beneficial owner” status of a resident of the treaty counterparty who needs to enjoy the tax treaty benefits (hereinafter referred to as the “applicant”), a comprehensive analysis shall be conducted taking into account the actual conditions of the specific case. In general, the following factors are unfavorable for the determination of “beneficial owner” status of an applicant: (1) the applicant is obligated to pay 50% or more of the income, within 12 months from its receipt, to a resident of a third country (region), where the term “obligated” includes agreed obligations and de facto payment for which there is no agreed obligation; (2) the business activities undertaken by the applicant do not constitute substantive business activities, where substantive business activities shall include manufacturing, distribution and management activities of a substantive nature, the determination of whether the business activities undertaken by the applicant are of a substantive nature shall be based on the functions actually performed and the risks borne, and investment holding management activities of a substantive nature undertaken by the applicant may constitute substantive business activities (where the applicant undertakes investment holding management activities which do not constitute substantive business activities, and simultaneously undertakes other business activities, if such other business activities are not sufficiently significant, these shall not constitute substantive business activities); (3) the treaty counterparty country (region) does not levy, or exempts tax on the relevant income, or levies tax but with a very low actual tax rate; (4) in addition to the loan contract based on which interest is derived and paid, there exists other loans or deposit contracts between the creditor and the third party, of which factors such as the amount, interest rate and date of execution are similar; and (5) in addition to the transfer contract for rights to use such as copyright, patent, technology, from which the royalties are derived and paid, there exists other transfer contracts for rights to use or ownership in relation to copyright, patent, technology between the applicant and a third party.

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Pursuant to the Notice of the SAT on the Relevant Issues Concerning the Implementation of Dividend Clauses in Tax Treaties promulgated by the SAT and effective February 20, 2009, all of the following conditions shall be satisfied before the concession tax rate in a tax treaty can be enjoyed: (1) the tax resident obtaining dividends shall be restricted to the company as provided in the tax treaty; (2) among all the ownership equity interests and voting shares of the PRC resident company, the proportion directly owned by the tax resident complies with the prescribed proportions under the tax treaty; and (3) the proportion of the equity interests of the PRC resident company directly owned by such tax resident complies with, at all times within the twelve months before obtaining the dividends, the proportions specified in the tax treaty.

Pursuant to the Announcement of the State Taxation Administration on Issuing the Administrative Measures for Entitlement to Treaty Benefits for Non-resident Taxpayers promulgated by the SAT on October 14, 2019 and effective January 1, 2020, entitlement to treaty benefits for non-resident taxpayers shall be handled by means of “self-judgment of eligibility, declaration of entitlement, and retention of relevant materials for future reference”. Where non-resident taxpayers judge by themselves that they meet the conditions for entitlement to treaty benefits, they may obtain such entitlement themselves at the time of making tax declarations, or at the time of making withholding declarations via withholding agents. At the same time, they shall collect, gather and retain relevant materials for future reference in accordance with the provisions of these measures, and shall accept the follow-up administration of tax authorities. Relevant information proving the status of “beneficial owner” shall be retained in the case of entitlement to dividends, interest and treaty benefits of royalty clauses.

Laws and Regulations Relating to Labor and Social Security

Pursuant to the Labor Law of the PRC promulgated on July 5, 1994 and amended on and effective December 29, 2018, companies must negotiate and enter into employment contracts with their employees based on the principle of fairness. Companies must establish and strengthen an employment hygiene system, strictly implement the national labor safety and health rules and standards, deliver occupational health and safety education to employees, prevent work-related accidents, and reduce occupational hazards. In addition, employers and employees shall purchase social insurances and pay for social insurance fees in compliance with applicable PRC laws.

Labor Contracts

The Labor Contract Law of the PRC, which was promulgated on June 29, 2007 and subsequently amended on December 28, 2012 and effective July 1, 2013, serves as the primary law regulating the labor contract relationship between companies and employees. Pursuant to this law, an employment relationship is established between the employer and the worker since the day of employment. The employer shall execute a written employment contract with the worker. Furthermore, to safeguard the legal rights and interests of workers, the way to calculate compensation for the probation period and for damages shall be subject to the provisions of the law.

Social Security and Housing Provident Fund

Pursuant to the Interim Regulations on Levying Social Insurance Premiums promulgated on January 22, 1999 and amended on March 24, 2019, Decisions of the State Council on Modifying the Basic Endowment Insurance System for Enterprise Employees promulgated on December 3, 2005, Decision on Establishment of Basic Medical System for Urban Employee issued by State Council with effect from December 14, 1998, the Regulations on Unemployment Insurance effective from January 22, 1999, Regulations on Work-Related Injury Insurance promulgated on April 27, 2003 with effect from January 1, 2004, and as amended on December 20, 2010, and the Interim Measures concerning the Maternity Insurance for Enterprise Employees promulgated on December 14, 1994 with effect from January 1, 1995, employers are required to register with the competent social insurance authorities and provide their employees with welfare schemes covering pension insurance, unemployment insurance, maternity insurance, work-related injury insurance and medical insurance.

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Pursuant to the Social Insurance Law of the PRC, which became effective on July 1, 2011 with last amendment on December 29, 2018, all employees are required to participate in basic pension insurance, basic medical insurance schemes and unemployment insurance, which must be contributed by both the employers and the employees. All employees are required to participate in work-related injury insurance and maternity insurance schemes, which must be contributed by the employers. Employers are required to complete registrations with local social insurance authorities. Moreover, the employers must timely make all social insurance contributions. Except for mandatory exceptions such as force majeure, social insurance premiums may not be paid late, reduced, or be exempted. Where an employer fails to make social insurance contributions in full and on time, the social insurance contribution collection agencies shall order it to make all or outstanding contributions within a specified period and impose a late payment fee at the rate of 0.05% per day from the date on which the contribution becomes due. If such employer fails to make the overdue contributions within such time limit, the relevant administrative department may impose a fine equivalent to 1—3 times the overdue amount.

Pursuant to the Administrative Regulations on the Housing Provident Fund effective from April 3, 1999, amended on March 24, 2002 and March 24, 2019, enterprises are required to register with the competent administrative centers of housing provident fund and open bank accounts for housing provident funds for their employees. Employers are also required to timely pay all housing fund contributions for their employees. Where an employer fails to submit and deposit registration of housing provident fund or fails to go through the formalities of opening housing provident fund accounts for its employees, the housing provident fund management center shall order it to go through the formalities within a prescribed time limit. Failing to do so at the expiration of the time limit will subject the employer to a fine of not less than RMB10,000 and up to RMB50,000. When an employer fails to pay housing provident fund due in full and in time, housing provident fund center is entitled to order it to rectify, failing to do so would result in enforcement exerted by the court.

Laws and Regulations Relating to Intellectual Property

Trademarks

Pursuant to the Trademark Law of the PRC promulgated on August 23, 1982, amended on April 23, 2019 and effective November 1, 2019 and the Regulation on Implementation of the Trademark Law of the PRC amended on April 29, 2014 and effective May 1, 2014, the right to the exclusive use of a registered trademark is limited to the approved trademark registration, and to goods for which the use of the trademark has been approved. The period of validity of registered trademarks lasts for ten years from the day of registration approval. Absent the authorization by the owner of the registered trademark, the use of the registered trademark or a similar trademark on the same category of goods or similar goods constitutes an infringement of the right to exclusive use of the registered trademark. The infringer shall, in accordance with the relevant regulations, cease the infringement activities, take correction actions, and compensate for losses.

Patents

Pursuant to the Patent Law of the PRC promulgated on March 12, 1984, last amended on October 17, 2020 and effective June 1, 2021, and the Rules for the Implementation of the Patent Law of the PRC amended on January 9, 2010 and effective February 1, 2010, after the grant of the patent right for inventions and utility models, except otherwise regulated under the Patent Law, no entity or individual may, without the authorization of the patent owner, exploit such patent, that is to manufacture, use, offer to sell, sell or import the patented product, or use the patented process, and use, offer to sell, sell or import products directly obtained from such patented process, for production or business purposes. After the patent right is granted for a design, no unit or individual shall, without the authorization of the patent owner, exploit such patent, that is to manufacture, offer to sell, sell, or import any product containing such patented design for production or business purposes. Where infringement has been established, the infringer shall, in accordance with the relevant regulations, be ordered to cease the infringement activities, take corrective actions, and compensate for losses.

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Regulations in relation to M&A Rules and Overseas Listing

Accordance with the M&A Rules which was promulgated by the MOFCOM, the State-owned Assets Supervision and Administration Commission of the State Council, the SAT, the State Administration for Industry and Commerce, the CSRC and SAFE and took effect on September 8, 2006 and was subsequently amended on June 22, 2009 by the MOFCOM, a foreign investor was required to obtain necessary approvals when (i) a foreign investor acquires equity in a domestic non-foreign invested enterprise thereby converting it into a foreign-invested enterprise, or subscribes for new equity in a domestic enterprise via an increase of registered capital thereby converting it into a foreign-invested enterprise; or (ii) a foreign investor establishes a foreign-invested enterprise which purchase and operates the assets of a domestic enterprise, or which purchases the assets of a domestic enterprise and injects those assets to establish a foreign-invested enterprise. According to article 11 of the M&A Rules, where a domestic company or enterprise, or a domestic natural person, through an overseas company established or controlled by it/him, acquires a domestic company which is related to or connected with it/him, approval from MOFCOM is required. According to the Manual of Guidance on Administration for Foreign Investment Access issued by MOFOM on December 18, 2008, the equity transfer by the Chinese shareholders to the foreign shareholders in an established foreign-invested enterprise shall not be governed by the provisions on mergers and acquisitions. It does not matter whether the Chinese party and the foreign party are related parties or whether the foreign party is an existing shareholder or a new investor.

On July 6, 2021, the State Council and General Office of the of the Communist Party China Central Committee issued Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law, which steps-up scrutiny of overseas listings by companies and calls for strengthening cooperation in cross-border regulation, improving relevant laws and regulations on cyber security, cross-border data transmission and confidential information management, including the confidentiality requirement and file management related to the issuance and listing of securities overseas, enforcing the primary responsibility of the enterprises for information security of China based overseas listed companies and promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. Furthermore, establishing and improving a system of extraterritorial application of laws in the capital market are also mentioned, judicial interpretations and supporting rules for extraterritorial application provisions of the Securities Law shall be formulated as soon as possible.

On December 24, 2021, the CSRC issued Administrative Measures of the State Council on Overseas Issuance and Listing of Securities by Domestic Enterprises (Draft for Comment), which would explicitly require domestic enterprises seeking to list their securities overseas to file with the CSRC and sets forth the general provisions for these record-filing requirements as well as the specific circumstances under which an offshore listing would be prohibited, and also includes provisions relating to data security, internal control system, share registration, fund raising, supervision of intermediaries, among others. On the same day, the CSRC issued Administrative Measures for the Record-filing of Overseas Issuance and Listing of Securities by Domestic Enterprises (Draft for Comment), according to which domestic enterprises would be required to file a record with the CSRC for direct or indirect listing. The indirect overseas listing of a domestic enterprise refers to the occurrence of any of the following circumstances of an issuer: (1) the revenue, total profits, total assets or net assets of a domestic enterprise in the most recent fiscal year accounts for more than 50% of the corresponding figure in the issuer’s audited consolidated financial statements for the same period; and (2) a majority of the senior officers in charge of business operation and management of such entity are Chinese citizens or have a habitual residence in China, and the main place of business operation is located in China or carried out mainly in China. In addition, the domestic enterprise must report to the CSRC the following circumstances after completion of offering and listing: (1) any change of control of the issuer; (2) any measures adopted or required by the foreign securities’ regulatory authorities or relevant competent authorities in connection with a foreign listing such as investigation and punishment ; and (3) the voluntary or compulsory termination of listing of any foreign securities by a domestic enterprise. This offering and listing and trading of our common stocks on the Nasdaq will be subject to the requirements of filing with the CSRC when the foregoing regulatory guidance is officially promulgated and became effective.

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Regulations Relating to Dividend Distributions

According to the PRC Company Law and Foreign Investment Law, each of our PRC subsidiaries, as a foreign invested enterprise, or FIE, is required to draw 10% of its after-tax profits each year, if any, to fund a common reserve, and which may stop drawing its after-tax profits if the aggregate balance of the common reserve has already accounted for over 50% of its registered capital. These reserves are not distributable as cash dividends. Furthermore, under the EIT Law, which became effective in January 2008, the maximum tax rate for the withholding tax imposed on dividend payments from PRC foreign invested companies to their overseas investors that are not regarded as “resident” for tax purposes is 20%. The rate was reduced to 10% under the Implementing Regulations for the EIT Law issued by the State Council. However, a lower withholding tax rate might be applied if there is a tax treaty between China and the jurisdiction of the foreign holding companies, such as tax rate of 5% in the case of Hong Kong companies that holds at least 25% of the equity interests in the foreign-invested enterprise, and certain requirements specified by PRC tax authorities are satisfied.

Pursuant to the Notice on Improving the Check of Authenticity and Compliance to Further Promote Foreign Exchange Control promulgated by SAFE in January 2017, which stipulates several capital control measures with respect to outbound remittance of profits from domestic entities to offshore entities, including the following: (1) under the principle of genuine transaction, banks shall check board resolutions regarding profit distributions, the original version of tax filing records and audited financial statements; and (2) domestic entities shall hold income to account for previous years’ losses before remitting the profits. Moreover, domestic entities shall make detailed explanations of sources of capital and utilization arrangements, and provide board resolutions, contracts and other proof when completing the registration procedures in connection with an outbound investment.

Regulations in relation to Cyber Security and Data Protection

On November 7, 2016, the Standing Committee of the National People’s Congress (the “SCNPC”) promulgated the Cyber Security Law of the PRC, or Cyber Security Law, which became effective on June 1, 2017. The Cyber Security Law requires network operators to perform certain functions related to cyber security protection and strengthen the network information management. On June 10, 2021, the SCNPC promulgated the Data Security Law of the PRC, or the PRC Data Security Law, which became effective on September 1, 2021. Pursuant to the PRC Data Security Law, data refers to any record of information in electronic or any other form and data processing including the collection, storage, use, processing, transmission, provision, and public disclosure of data.

On December 28, 2021, the Cyberspace Administration of China, or the CAC, jointly with other twelve PRC governmental authorities, promulgated the Measures for Cybersecurity Review, or Cybersecurity Measures, which became effective on February 15, 2022. the Cybersecurity Measures provides that, among other things, (i) online platform operators possessing personal information of more than one million users must apply to the Cybersecurity Review Office for a cybersecurity review before conducting any listing in a foreign country, (ii) the purchase of network products and services of a critical information infrastructure operator and data processing activities of an online platform operator that affect or may affect national security shall be subject to the cybersecurity review, and (iii) the relevant governmental authorities in the PRC may initiate cyber security review if such governmental authorities determine any network products and services and data processing activities affect or may affect national security.

On November 14, 2021, the CAC promulgated the Regulations on the Administration of Cyber Data Security (Draft for Comments), or Draft Cyber Data Regulations. According to the Draft Cyber Data Regulations, data processors shall, in accordance with relevant PRC regulations, apply for cybersecurity review when carrying out the following activities: (i) the merger, reorganization or separation of online platform operators that have acquired a large number of data resources related to national security, economic development or public interests, which affects or may affect national security; (ii) processing personal information of more than one million individuals and seeking a listing in a foreign country; (iii) applying for listing in Hong Kong, which affects or may affect national security; and (iv) other data processing activities that affect or may affect national security. As at the date of this prospectus, the Draft Cyber Data Regulations are still in draft form and subject to change with substantially uncertainty.

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Regulations on Employee Share Option Plans

Pursuant to the Notice of Issues Related to the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Listed Company, or SAFE Circular 7, issued by the SAFE in February 2012, employees, directors, supervisors, and other senior management participating in any share incentive plan of an overseas publicly-listed company who are PRC citizens or non-PRC citizens residing in China for a continuous period of not less than one year, subject to a few exceptions, are required to register with SAFE through a domestic qualified agent, which may be a PRC subsidiary of such overseas listed company, and complete certain other procedures. See “— Regulations on Foreign Exchange.”

In addition, the SAT has issued certain circulars concerning employee share options and restricted shares. Under these circulars, employees working in the PRC who exercise share options or are granted restricted shares will be subject to PRC individual income tax. The PRC subsidiaries of an overseas listed company are obligated to file documents related to employee share options and restricted shares with relevant tax authorities and to withhold individual income taxes of employees who exercise their share option or purchase restricted shares. If the employees fail to pay or the PRC subsidiaries fail to withhold income tax in accordance with relevant laws and regulations, the PRC subsidiaries may face sanctions imposed by the tax authorities or other PRC governmental authorities.

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MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our directors and executive officers as of the date of this prospectus.

Name	Age	Position/Title
Ping Shun Ngan	53	Chairman of the Board of Directors, Chief Executive Officer
Wei Sun	50	CFO
Ping Liu	42	Director
Jun Wen	48	Director
Weiping He	69	Director

Mr. Ping Shun Ngan has been Chairman and CEO of the Company since 2023. Mr. Ngan moved to Hong Kong in 1993 and Mr. Ngan used to be the Chairman Director of Guilin Shili Technology Co., Ltd; Vice President of the Guangdong Private Hospital Industry Association; Vice President of Guilin Heart to Heart Volunteer Association; President of TNPH Company in the United States; Special columnist for Hong Kong Ming Pao/Economic Daily/PC Home IT Edition; Associate editor in chief of ASEAN Weekly/Shaoshan Maoshi/special correspondent; Merger and Acquisition Trader of China Association of Mergers and Acquisitions.

Mr. Wei Sun has been CFO of the Company since 2023. Mr. Wei is intermediate accountant of the Ministry of Finance of the People's Republic of China and China Certified Management Tax Agents Association Tax Agents, and he holds China National Talent Network Tax Management Professional Qualification. Mr. Sun used to be Financial Manager of Diversified Business Company of China Railway Group 19th Bureau; Finance Minister of Zhen'ao Group Beijing Company; Financial Director of Dalian Daxian Group Shandong Company; Financial Director of Zhongsheng Group 4S Store; and Chief Financial Officer of Hong Kong China Gas Dalian Company.

Ms. Ping Liu has been a director of the Company since 2023. Ms. Liu used to serve as the deputy general manager of Fujian Xinronghui Investment Co., Ltd. from 2014 to 2016, and was responsible for investment and financing business. In 2016, Ms. Liu invested in Fuqing Fuyi Youpin Trading Co., Ltd., serving as an executive director until now. From 2021 to present, she holds a wholly-owned stake in Guangshui Beidian Trading Co., Ltd., serving as the executive director and general manager. Ms. Liu engaged in the fields of investment, financing, and commerce for over ten years, with rich experience in investment, financing, and management marketing.

Mr. Jun Wen has been a director of the Company since 2023. He is Senior Engineer and is specially appointed Chief Product Officer of the Company. Mr. Wen has bachelor of Food Engineering from Guangxi University and master’s degree in marketing from Central South Forestry University. Mr. Wen used to be Director and President of Guilin Shili Technology Co., Ltd; he formerly served as Production Director, Marketing Director, Marketing Director, and General Manager, responsible for production management work.

Mr. Weiping He has been a director of the Company since 2023. He is the founder and chairman of Guilin Shili Technology Co., Ltd, and he used to be Professor level senior engineer; Guangxi Outstanding Contribution Science and Technology Expert; Director of Guangxi siraitia grosvenorii Functional Health Product Engineering Technology Research Center; President of Guangxi Light Industry Research Institute and Director of Light Industry Science Research Institute; Distinguished Professor of Guangdong Ocean University. Since 1995, Mr. He has been engaged in the research and development of modern application of siraitia grosvenorii for a long time. He has successively completed and passed more than 10 scientific research projects of provincial and ministerial level technology appraisal, 27 national invention patents, presided over three national science and technology research projects such as the National Spark Program, developed and launched more than 30 types of siraitia grosvenorii application products on the market.

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Family Relationships

None of the directors, director appointees, or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

Board of Directors

Our board of directors will consist of directors upon the SEC’s declaration of effectiveness of our registration statement on Form F-1 of which this prospectus is a part, of whom are independent directors within the meaning of Nasdaq Marketplace Rule 5605(a)(2) and Rule 10A-3 under the Exchange Act.

Subject to the Nasdaq rules and disqualification by the chairman of the relevant board meeting, a director may vote in respect of any contract or proposed contract or transaction notwithstanding that he may be interested therein provided that the nature of the interest of any director in such contract or transaction shall be disclosed by him or her at or prior to its consideration and any vote on that matter, and if he or she does so his or her vote shall be counted and he may be counted in the quorum at any meeting of the directors at which any such contract or proposed contract or transaction is considered. Our board of directors may exercise all the powers of the company to borrow money, mortgage or charge its undertaking, property and uncalled capital, and issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the company or of any third party. None of our directors has a service contract with us that provides for benefits upon termination of service as a director.

Board Committees

Prior to the completion of this offering, we intend to establish an audit committee, a compensation committee and a nomination and corporate governance committee under our board of directors. We intend to adopt a charter for each of the committees prior to the completion of this offering. Each committee’s members and functions are described below.

Audit Committee

Our audit committee will consist of , and , and will be chaired by . Our board of directors has determined that , and satisfy the “independence” requirements of Rule 10A-3 under the Exchange Act, and Nasdaq Marketplace Rule 5605(a)(2). Our audit committee will consist solely of independent directors that satisfy the Nasdaq and SEC requirements within one year of the completion of this offering. We have determined that qualifies as an “audit committee financial expert.” The audit committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee is responsible for, among other things:

•	appointing or removing the independent auditor and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditor;
•	setting clear hiring policies for employees or former employees of the independent auditor;
•	reviewing with the independent auditor any audit problems or difficulties and management’s response;
•	reviewing and approving all related-party transactions;
•	discussing the annual audited financial statements with management and the independent auditor;
•	discussing with management and the independent auditor major issues regarding accounting principles and financial statement presentations;
•	reviewing analyzes or other written communications prepared by management or the independent auditor relating to significant financial reporting issues and judgments made in connection with the preparation of the financial statements;
•	reviewing with management and the independent auditor the effect of key transactions, related-party transactions and off-balance sheet transactions and structures;
•	reviewing with management and the independent auditor the effect of regulatory and accounting initiatives;
•	reviewing policies with respect to risk assessment and risk management;
•	reviewing our disclosure controls and procedures and internal control over financial reporting;
•	reviewing reports from the independent auditor regarding all critical accounting policies and practices to be used by our company;
•	establishing procedures for the receipt, retention and treatment of complaints we received regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;
•	periodically reviewing and reassessing the adequacy of our audit committee charter;
•	evaluating the performance, responsibilities, budget and staffing of our internal audit function and reviewing and approving the internal audit plan; and
•	reporting regularly to the board of directors.

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Compensation Committee

Our compensation committee will consist of , and and will be chaired by . Our board of directors has determined that , and satisfy the “independence” requirements of Nasdaq Marketplace Rule 5605(a)(2). Our compensation committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our executive officers. The compensation committee is responsible for, among other things:

•	reviewing and approving, or recommending to the board for its approval, the compensation of our executive officers;
•	reviewing and evaluating our executive compensation and benefits policies generally;
•	in consultation with our chief executive officer, periodically reviewing our management succession planning;
•	reporting to our board of directors periodically;
•	evaluating its own performance and reporting to our board of directors on such evaluation;
•	periodically reviewing and assessing the adequacy of the compensation committee charter and recommending any proposed changes to our board of directors; and
•	selecting compensation consultant, legal counsel or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Nomination and Corporate Governance Committee

Our nomination and corporate governance committee will consist of , and , and will be chaired by . Our board of directors has determined that , and satisfy the “independence” requirements of Nasdaq Marketplace Rule 5605(a)(2). The nomination and corporate governance committee assists the board in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nomination and corporate governance committee is responsible for, among other things:

•	identifying and recommending to the board of directors qualified individuals for membership on the board of directors and its committees;
•	evaluating, at least annually, its own performance and reporting to the board of directors on such evaluation;
•	leading our board of directors in a self-evaluation to determine whether it and its committees are functioning effectively;
•	reviewing the evaluations prepared by each board committee of such committee’s performance and considering any recommendations for proposed changes to our board of directors;
•	reviewing and approving compensation (including equity-based compensation) for our directors;
•	overseeing compliance with the corporate governance guidelines and code of business conduct and ethics and reporting on such compliance to the board of directors; and
•	reviewing and assessing periodically the adequacy of its charter and recommending any proposed changes to the board of directors for approval.

Duties of Directors

Under United Kingdom law, our directors have a duty to act honestly, in good faith and with a view to our best interests. Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association, as amended and restated from time to time. In certain limited exception circumstances, a shareholder has the right to seek damages in our name if a duty owed by our directors is breached.

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Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

•	convening shareholders’ annual general meetings and reporting its work to shareholders at such meetings;
•	declaring dividends and distributions;
•	appointing officers and determining the term of office of officers;
•	exercising the borrowing powers of our company and mortgaging the property of our company; and
•	approving the transfer of shares of our company, including the registering of such shares in our share register.

Terms of Directors and Executive Officers

Our directors are not subject to a term of office and hold office until such time as they are removed from office by ordinary resolution or the unanimous written resolution of all shareholders.

Our officers are elected by and serve at the discretion of our board of directors, and may be removed by our board of directors.

Corporate Governance

Our board of directors has adopted a code of business conducts and ethics, which is applicable to all of our directors, officers, employees and advisors. We will make our code of business conducts and ethics publicly available on our website. In addition, our board of directors has adopted a set of corporate governance guidelines. The guidelines reflect certain guiding principles with respect to our board’s structure, procedures and committees. The guidelines are not intended to change or interpret any law, or our memorandum and articles of association, as amended from time to time. The code of business conducts and ethics and corporate governance guidelines all become effective upon completion of this offering.

Limitation on Liability and Other Indemnification Matters

Under our amended and restated memorandum and articles of association to be adopted upon the closing of this offering, we may indemnify our directors and officers to, among other persons, our Directors and officers from and against all actions, costs, charges, losses, damages and expenses which they or any of them may incur or sustain by reason of any act done, concurred in or omitted in or about the execution of their duty or supposed duty in their respective offices or trusts, except such (if any) as they shall incur or sustain through their own fraud or dishonesty.

Employment Agreements and Indemnification Agreements

We have entered into employment agreements with each of our executive officers for a specified time period providing that the agreements are terminable for cause at any time. The terms of these agreement are substantially similar to each other. A senior executive officer may terminate his or her employment at any time by 30-day prior written notice. We may terminate the executive officer’s employment for cause, at any time, without advance notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or any crime involving moral turpitude, negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties.

Each executive officer has agreed to hold in strict confidence and not to use, except for the benefit of our company, any proprietary information, technical data, trade secrets and know-how of our company or the confidential or proprietary information of any third party, including our subsidiaries and our clients, received by our company. Each of these executive officers has also agreed to be bound by noncompetition and non-solicitation restrictions during the term of his or her employment and typically for two years following the last date of employment.

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We expect to enter into indemnification agreements with our directors and executive officers, pursuant to which we will agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

Compensation of Directors and Executive Officers

For the fiscal year ended December 31, 2022, we and our subsidiaries paid aggregate cash compensation of approximately US$ million, respectively, to our directors and executive officers as a group. Our PRC subsidiaries are required by law to make contributions equal to certain percentages of each employee’s salary for his or her pension insurance, medical insurance, unemployment insurance and other statutory benefits and a housing provident fund. We do not pay or set aside any amounts for pensions, retirement, other cash compensation or other benefits for our officers and directors.

Foreign Private Issuer Exemption

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

•	we are not required to provide as many Exchange Act reports, or as frequently, as a U.S. domestic public company;
•	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;
•	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;
•	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;
•	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and
•	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

We intend to comply with the Nasdaq corporate governance rules applicable to foreign private issuers, which permit us to follow certain corporate governance rules that conform to the United Kingdom requirements in lieu of many of the Nasdaq corporate governance rules applicable to U.S. companies. As a result, our corporate governance practices may differ from those you might otherwise expect from a U.S. company listed on Nasdaq.

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PRINCIPAL SHAREHOLDERS

Except as specifically noted, the following table sets forth information with respect to the beneficial ownership of our Ordinary Shares as of the date of this prospectus by:

•	each of our directors and executive officers; and
•	each person known to us to beneficially own more than 5% of our Ordinary Shares on an as-converted basis.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.

	Ordinary Shares Beneficially Owned Prior to This Offering		Shares Beneficially Owned After This Offering
	Number	%	Number	%
Directors and Executive Officers:
Ping Shun Ngan		75.0
Ping Liu		20.0
Wei Sun		3.0
Jun Wen		1.0
Weiping He		1.0
All directors, director nominees and executive officers as a group		100.0

5% Beneficial Owners
Ping Shun Ngan		75.0
Ping Liu		20.0

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DESCRIPTION OF SHARE CAPITAL

We are an exempted company incorporated in the United Kingdom and our corporate affairs are governed by our amended and restated memorandum and articles of association, the Companies Act, and the common law of the United Kingdom.

As of the date of this prospectus, our authorized share capital is US$50,000, divided into 500,000,000 Ordinary Shares of par value of US$0.0001 each. All of our shares to be issued in the offering will be issued as fully paid. There are Ordinary Shares issued and outstanding as of the date of this prospectus.

Ordinary Shares

As of the date of this Prospectus, the Company has no outstanding options, warrants and other convertible securities.

Listing

We have received the approval letter from Nasdaq to have our Ordinary Shares listed on the Nasdaq Capital Market under the symbol “JFY”.

Transfer Agent and Registrar

The transfer agent and registrar for the Ordinary Shares is             .

Dividends

The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors, subject to the Companies Act. Our articles of association provide that the directors may from time to time declare dividends (including interim dividends) and other distributions on shares of the Company in issue and authorize payment of the same out of the funds of the Company lawfully available therefor. No dividend shall be paid otherwise than out of profits or, subject to the restrictions of the Companies Act, the share premium account.

Voting Rights

At each general meeting, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one (1) vote for each Ordinary Share.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attached to the Ordinary Shares cast by those shareholders entitled to vote who are present in person or by proxy (or, in the case of corporations, by their duly authorized representatives) at a general meeting, while a special resolution requires the affirmative vote of a majority of not less than two-thirds of the votes attached to the Ordinary Shares cast by those shareholders who are present in person or by proxy (or, in the case of corporations, by their duly authorized representatives) at a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Act and our amended and restated memorandum and articles of association. A special resolution will be required for important matters such as a change of name or making changes to our amended and restated memorandum and articles of association.

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Our Memorandum and Articles of Association

The following are summaries of the material provisions of our amended and restated memorandum and articles of association and the Companies Act, insofar as they relate to the material terms of our Ordinary Shares. They do not purport to be complete. Reference is made to our amended and restated memorandum and articles of association, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part (and which is referred to in this section as, respectively, the “memorandum” and the “articles”).

Meetings of Shareholders

The directors may convene a meeting of shareholders whenever they think necessary or desirable. We must provide notice counting from the date service is deemed to take place, stating the place, the day and the hour of the general meeting and, in the case of special business, the general nature of that business, to such persons who are entitled to receive such notices from the Company. Our board of directors must convene a general meeting upon the written requisition of one or more shareholders entitled to attend and vote at general meeting of the Company holding not less than 10% of the paid up voting share capital of the Company in respect to the matter for which the meeting is requested.

No business may be transacted at any general meeting unless a quorum is present at the time the meeting proceeds to business. One or more shareholders present in person or by proxy holding in aggregate at least a majority of the paid up voting share capital of the Company shall be a quorum. If, within half an hour from the time appointed for the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be dissolved. In any other case, it shall stand adjourned to the same day in the next week, at the same time and place and if, at the adjourned meeting, a quorum is not present within half an hour from the time appointed for the meeting, the shareholders present and entitled to vote shall be a quorum. At every meeting, the shareholders present shall choose someone of their number to be the chairman.

A corporation that is a shareholder shall be deemed for the purpose of our amended and restated memorandum and articles of association to be present at a general meeting in person if represented by its duly authorized representative. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Meetings of Directors

The business of our company is managed by the directors. Our directors are free to meet at such times and in such manner and places within or outside the United Kingdom as the directors determine to be necessary or desirable. The quorum necessary for the transaction of the business of the directors may be fixed by the directors, and unless so fixed, if there be more than two directors shall be two, and if there are two or less Directors shall be one. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by all of the directors.

Calls on Ordinary Shares and forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a notice served to such shareholders at least one month prior to the specified time of payment. The Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.

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Redemption, Repurchase and Surrender of Ordinary Shares

We may issue shares on terms that such shares are subject to redemption, at our option, on such terms and in such manner as may be determined, before the issue of such shares, by our board of directors or by an ordinary resolution of our shareholders. The Companies Act and our amended and restated memorandum and articles of association permits us to purchase our own shares, subject to certain restrictions and requirements. Subject to the Companies Act, our amended and restated memorandum and articles of association and to any applicable requirements imposed from time to time by the Nasdaq, the U.S. Securities and Exchange Commission, or by any other recognized stock exchange on which our securities are listed, we may purchase our own shares (including any redeemable shares) on such terms and in such manner as been approved by the directors or by an ordinary resolution of our shareholders. Under the Companies Act, the repurchase of any share may be paid out of our Company’s profits, or out of the share premium account, or out of the proceeds of a fresh issue of shares made for the purpose of such repurchase, or out of capital. If the repurchase proceeds are paid out of our Company’s capital, our Company must, immediately following such payment, be able to pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act, no such share may be repurchased (1) unless it is fully paid up, and (2) if such repurchase would result in there being no shares outstanding other than shares held as treasury shares. The repurchase of shares may be effected in such manner and upon such terms as may be authorized by or pursuant to the Company’s articles of association. If the articles do not authorize the manner and terms of the purchase, a company shall not repurchase any of its own shares unless the manner and terms of purchase have first been authorized by a resolution of the company. In addition, under the Companies Act and our amended and restated memorandum and articles of association, our Company may accept the surrender of any fully paid share for no consideration unless, as a result of the surrender, the surrender would result in there being no shares outstanding (other than shares held as treasury shares).

Variations of Rights of Shares

If at any time, our share capital is divided into different classes of shares, all or any of the rights attached to any class of our shares may (unless otherwise provided by the terms of issue of the shares of that class) be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a resolution passed by at least a two-thirds majority of holders of shares of that class as may be present in person or by proxy at a separate general meeting of the holders of shares of that class.

Changes in Capital

We may from time to time by an ordinary resolution of our shareholders:

•	increase the share capital of our Company by new shares of such amount as it thinks expedient;
•	consolidate and divide all or any of our share capital into shares of larger amount than its existing shares of shares;
•	subdivide its existing shares, or any of them, into shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and
•	cancel any shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of additional Ordinary Shares

Our amended and restated memorandum and articles of association authorizes our board of directors to issue additional Ordinary Shares from authorized but unissued shares, to the extent available, from time to time as our board of directors shall determine.

61

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have Ordinary Shares outstanding assuming the underwriters do not exercise their over-allotment option to purchase additional Ordinary Shares. Of that amount, Ordinary Shares will be publicly held by investors participating in this offering, and Ordinary Shares will be held by our existing shareholders, some of whom may be our “affiliates” as that term is defined in Rule 144 under the Securities Act. As defined in Rule 144, an “affiliate” of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the issuer. Prior to this offering, there has been no public market for our Ordinary Shares. While we intend to list the Ordinary Shares on the Nasdaq Capital market, we cannot assure you that a regular trading market will develop in our Ordinary Shares.

Future sales of substantial amounts of our Ordinary Shares in the public markets after this offering, or the perception that such sales may occur, could adversely affect market prices prevailing from time to time. As described below, only a limited number of our Ordinary Shares currently outstanding will be available for sale immediately after this offering due to contractual and legal restrictions on resale. Nevertheless, after these restrictions lapse, future sales of substantial amounts of our ordinary share, including ordinary share issued upon exercise of outstanding options, in the public market in the United States, or the possibility of such sales, could negatively affect the market price in the United States of our ordinary share and our ability to raise equity capital in the future.

All of the ordinary shares sold in the offering will be freely transferable by persons other than our “affiliates” in the United States without restriction or further registration under the Securities Act. Ordinary shares purchased by one of our “affiliates” may not be resold, except pursuant to an effective registration statement or an exemption from registration, including an exemption under Rule 144 under the Securities Act described below.

The ordinary share held by existing shareholders are, and any ordinary share issuable upon exercise of options outstanding following the completion of this offering will be, “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities may be sold in the United States only if they are registered or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act. These rules are described below.

Lock-Up Agreements

Our directors, executive officers and shareholders have agreed, subject to limited exceptions, not to offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our Ordinary Shares or such other securities for a period of 6 months after the date of this prospectus, without the prior written consent of the presentative. The Company is also prohibited from conducting offerings during this period and from re-pricing or changing the terms of existing options and warrants. See “Underwriting.”

62

TAXATION

The following summary of material PRC and United States federal income tax consequences of an investment in our Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our Ordinary Shares, such as the tax consequences under state, local and other tax laws.

PRC Taxation

In March 2007, the National People’s Congress of China enacted the Enterprise Income Tax Law, which became effective on January 1, 2008 and was amended on February 24, 2017. The Enterprise Income Tax Law provides that enterprises organized under the laws of jurisdictions outside China with their “de facto management bodies” located within China may be considered PRC resident enterprises and therefore subject to PRC enterprise income tax at the rate of 25% on their worldwide income. The Implementing Rules of the Enterprise Income Tax Law further defines the term “de facto management body” as the management body that exercises substantial and overall management and control over the business, personnel, accounts and properties of an enterprise.

In addition, SAT Circular 82 issued by SAT in April 2009 specifies that certain offshore incorporated enterprises controlled by PRC enterprises or PRC enterprise groups will be classified as PRC resident enterprises if the following are located or resident in the PRC: (a) senior management personnel and departments responsible for daily production, operation and management; (b) financial and personnel decision making bodies; (c) key properties, accounting books, company seal, minutes of board meetings and shareholders’ meetings; and (d) half or more of the senior management or directors having voting rights. Further to SAT Circular 82, SAT issued SAT Bulletin 45, which took effect in September 2011, to provide more guidance on the implementation of SAT Circular 82. SAT Bulletin 45 provides for procedures and administration details of determination on resident status and administration on post-determination matters.

Our company is a company incorporated outside the PRC. As a holding company, its key assets are its ownership interests in its subsidiaries, and its key assets are located, and its records (including the resolutions of its board of directors and the resolutions of its shareholders) are maintained, outside the PRC. As such, we do not currently consider our company or any of our overseas subsidiaries to be a PRC resident enterprise. However, there is a risk that the PRC tax authorities may deem our company or any of our overseas subsidiaries as a PRC resident enterprise since a substantial majority of the members of our management team as well as the management team of some of our overseas subsidiaries are located in China, in which case we or the overseas subsidiaries, as the case may be, would be subject to the PRC enterprise income tax at the rate of 25% on worldwide income. If the PRC tax authorities determine that our United Kingdom holding company is a “resident enterprise” for PRC enterprise income tax purposes, a 10% tax may be withheld on dividends we pay to our non-PRC enterprise shareholders and may be imposed with respect to gains derived by our non-PRC enterprise shareholders from transferring our shares if such dividends or gains are deemed to be from sources within the PRC. Furthermore, non-PRC resident individual holders of our shares may be subject to tax of 20% on dividends and any gains if such amounts are deemed to be derived from sources within the PRC. Any PRC tax liability may be reduced by an applicable tax treaty. However, it is unclear whether, if we are considered a PRC resident enterprise, holders of our shares would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas.

63

United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our Ordinary Shares by a U.S. Holder (as defined below) that acquires our Ordinary Shares in this offering and holds our Ordinary Shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended, or the Code. This discussion is based upon existing U.S. federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service, or the IRS, with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion, moreover, does not address the U.S. federal estate, gift, and alternative minimum tax considerations, the Medicare tax on certain net investment income, information reporting or backup withholding or any state, local, and non-U.S. tax considerations, relating to the ownership or disposition of our Ordinary Shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

•	banks and other financial institutions;
•	insurance companies;
•	pension plans;
•	cooperatives;
•	regulated investment companies;
•	real estate investment trusts;
•	broker-dealers;
•	traders that elect to use a mark-to-market method of accounting;
•	certain former U.S. citizens or long-term residents;
•	tax-exempt entities (including private foundations);
•	individual retirement accounts or other tax-deferred accounts;
•	persons liable for alternative minimum tax;
•	persons who acquire their Ordinary Shares pursuant to any employee share option or otherwise as compensation;
•	investors that will hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes;
•	investors that have a functional currency other than the U.S. dollar;
•	persons that actually or constructively own 10% or more of our Ordinary Shares (by vote or value); or
•	partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding the Ordinary Shares through such entities, all of whom may be subject to tax rules that differ significantly from those discussed below.

Each U.S. Holder is urged to consult its tax advisor regarding the application of U.S. federal taxation to its particular circumstances, and the state, local, non-U.S., and other tax considerations of the ownership and disposition of our Ordinary Shares.

64

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;
•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the laws of the United States or any state thereof or the District of Columbia;
•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or
•	a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (ii) that has otherwise validly elected to be treated as a U.S. person under the Code.
•	If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Ordinary Shares and their partners are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

65

UNDERWRITING

In connection with this offering, we will enter into an underwriting agreement with , as representative of the Underwriters, or the Representative, in this offering. The Representative may retain other brokers or dealers to act as a sub-agents or selected dealers on their behalf in connection with this offering. The Underwriters will be agreed to purchase from us, on a firm commitment basis, the number of ordinary shares set forth opposite its name below, at the offering price less the underwriting discounts set forth on the cover page of this prospectus:

Underwriters	Number of Shares

Total

The Underwriter is committed to purchase all the ordinary shares offered by this prospectus if it purchases any ordinary shares. The Underwriter is not obligated to purchase the ordinary shares covered by the Underwriter’s Over-Allotment option to purchase ordinary shares as described below. The Underwriter is offering the ordinary shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement, such as the receipt by the Underwriter of officer’s certificates and legal opinions. The Underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Fees, Commissions and Expense Reimbursement

We will pay the Underwriter a discount equivalent to seven percent (7%) of the gross proceeds of this offering. The Underwriter proposes initially to offer the ordinary shares to the public at the offering price set forth on the cover page of this prospectus and to dealers at those prices less the aforesaid fee (“underwriting discount”) set forth on the cover page of this prospectus. If all of the ordinary shares offered by us are not sold at the offering price, the Underwriter may change the offering price and other selling terms by means of a supplement to this prospectus

The following table shows the underwriting fees/commission payable to the Underwriter with this offering:

Per Ordinary Share
Public offering price
Underwriting fees and commissions (7%)
Proceeds, before expenses, to us

In addition to the cash commission, we will also reimburse the Underwriter for accountable out-of-pocket expenses not to exceed $                     .. Such accountable out-of-pocket expenses include no more than $                    in Underwriter’s legal counsel fees, due diligence and other like expenses not to exceed $                    and road show, travel, on-boarding fees and other reasonable out-of-pocket accountable expenses not to exceed $                    , background checks expenses not to exceed $                    , and DTC eligibility fees and expenses not to exceed $                    .. We have paid to $                    in accountable expenses as of the date hereof, which will be refundable to us to the extent actually not incurred by the Underwriter in accordance with FINRA Rule 5110(f)(2)(C).

We estimate that the total expenses payable by us in connection with the offering, other than the underwriting fees and commissions, will be approximately $.

We are discussing the offering with some underwriters. As of the date of this prospectus, we have not yet determined that the underwriters have entered into an underwriting agreement. The underwriting data used below is derived from industry practice and normal fees, which will not be formally recognized until an underwriting agreement is reached. The foregoing does not purport to be a complete statement of the terms and conditions of the underwriting agreement and subscription agreement.

66

Lock-Up Agreements

Each of our directors, executive officers, and principal shareholders (5% or more shareholders) of our Ordinary Shares has also entered into a similar lock-up agreement for a period of six (6) months from the effective date of this registration statement of which this prospectus forms a part, subject to certain exceptions, with respect to our Ordinary Shares and securities that are substantially similar to our Ordinary Shares.

Pricing of the Offering

Prior to the completion of this offering, there has been no public market for our Ordinary Shares. The initial public offering price of the Ordinary Shares has been negotiated between us and the underwriters. Among the factors considered in determining the initial public offering price of the Ordinary Shares, in addition to the prevailing market conditions, are our historical performance, estimates of our business potential and earnings prospects, an assessment of our management, and the consideration of the above factors in relation to market valuation of companies in related businesses.

Electronic Offer, Sale, and Distribution of Ordinary Shares

A prospectus in electronic format may be made available on the websites maintained by the underwriters or selling group members, if any, participating in this offering and the underwriters may distribute prospectuses electronically. The underwriters may agree to allocate a number of Ordinary Shares to selling group members for sale to its online brokerage account holders. The Ordinary Shares to be sold pursuant to internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriters, and should not be relied upon by investors.

Price Stabilization

The Underwriter will be required to comply with the Securities Act and the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of capital stock by the Underwriter acting as principal. Under these rules and regulations, the Underwriter:

•	may not engage in any stabilization activity in connection with our securities; and
•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Ordinary Shares, or the possession, circulation or distribution of this prospectus or any other material relating to us or the Ordinary Shares, where action for that purpose is required. Accordingly, the Ordinary Shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the Ordinary Shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

67

LEGAL MATTERS

We are being represented by with respect to certain legal matters of U.S. federal securities. Certain legal matters as to PRC law will be passed upon for us by . The underwriters are being represented by in connection with this offering.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Ordinary Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

Immediately upon the completion of this offering, we will be subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The registration statements, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

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INDEX TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JIUFUYUAN BIOTECHNOLOGY COMPANY LIMITED AND SUBSIDIARIES

F-1

JIUFUYUAN BIOTECHNOLOGY COMPANY LIMITED AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	As of December 31, 2022	As of December 31, 2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$742,230	$637,033
Accounts receivable, net	490,782	340,387
Prepaid expenses and other current assets	695,520	388,209
Other receivables	115,140	72,370
Inventories	1,281,026	1,366,775
Total current assets	3,324,698	2,804,774

NON-CURRENT ASSETS:
Property, plant and equipment, net	3,366,256	3,728,612
Long-term prepaid expenses	–	–
Total non-current assets	3,366,256	3,728,612
TOTAL ASSETS	$6,690,954	$6,533,386

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED SHARES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts and other payables, and accruals	$234,490	$291,762
Short-term loan	2,174,764	2,357,972
Taxes payable	(38,918)	34,487
Salary and welfare payable	58,838	56,502
Prepayments	84,293	64,424
Other payables	77,893	100,926
Total Current Liabilities	2,591,359	2,906,072

Non-Current Liabilities
Total non-current liabilities	–	–
TOTAL LIABILITIES	2,591,359	2,906,072

Shareholders’ Equity
Ordinary shares	3,061,568	3,061,568
Additional paid in capital	14,209	14,209
Retained earnings	1,101,392	432,955
Accumulated other comprehensive income (loss)	(77,574)	118,582
Total Shareholders’ equity	4,099,595	3,627,314
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$6,690,954	$6,533,386

F-2

JIUFUYUAN BIOTECHNOLOGY COMPANY LIMITED AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the year ended December 31, 2022	For the year ended December 31, 2021
REVENUES	$7,141,989.91	$4,861,799.56
COST OF REVENUES	4,080,297.77	2,797,237.91
GROSS PROFIT	3,061,692.14	2,064,561.65

OPERATING EXPENSES
Selling expenses	1,034,516.27	721,959.39
General and administrative expenses	914,557.72	659,118.00
Taxes and Surcharges	384,409.90	216,281.18
Financial expenses	89,646.31	92,437.10
OPERATING EXPENSES	638,561.94	374,765.99

OTHER INCOME (EXPENSE)
Other income	29,875.26	58,188.61
Other expenses	–	–
INCOME BEFORE INCOME TAX EXPENSE	668,437.20	432,954.61
INCOME TAX EXPENSE	–	–
NET INCOME	$668,437.20	$432,954.61

Comprehensive income:
Net income	$668,437.20	$432,954.61
Foreign currency translation adjustment	(53,378.75)	8,925.84
Comprehensive income	$615,058.45	$441,880.45

F-3

JIUFUYUAN BIOTECHNOLOGY COMPANY LIMITED AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the year ended December 31, 2022	For the year ended December 31, 2021
Cash flows from operating activities
Cash received from sales of finished goods, merchandise and services	$7,914,665.69	$5,221,737.74
Other cash received in connection with operating activities	(393,556.67)	38,912.33
Cash paid for purchases of goods, merchandise and services	5,015,836.78	4,778,790.15
Payment of Employees Salaries	700,326.86	527,069.84
Payment of Taxes	515,260.07	244,276.04
Other cash paid in connection with operating activities	671,995.69	385,240.90
Net cash (used in) generated by operating activities	617,689.61	(674,726.86)

Cash flows from investing activities
Purchase of plant and equipment	(459,113.61)	(4,122,009.13)
Net cash (used in) generated by investing activities	(459,113.61)	(4,122,009.13)

Cash flows from financing activities
Cash received from borrowings	–	2,324,932.58
Cash received from equity	–	3,099,910.10
Net cash (used in) generated financing activities	–	5,424,842.68

Effect of exchange rate fluctuation on cash and cash equivalents	(53,378.75)	8,925.84
Net increase in cash	105,197.26	637,032.53

Cash balance at the beginning of the period	637,032.53	–
Cash balance at the end of the period	$742,229.79	$637,032.53

F-4

JIUFUYUAN BIOTECHNOLOGY COMPANY LIMITED AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Common Stock
	Number of Shares	Amount	Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income	Treasury Stock	Total Stockholders’ Equity

Balance at January 1, 2021	–	$–	$–	$–	$–	$–	$–
Common stock issuance	100,000,000	3,061,568.14	–	–	–	–	3,061,568.14
Paid-in capital	–	–	14,209	–	–	–	14,208.77
Net income	–	–	–	432,954.61	–	–	432,954.61
Foreign currency translation adjustment	–	–	–	–	118,582.26	–	118,582.26
Balance at December 31, 2021	100,000,000	$3,061,568.14	$14,208.77	$432,954.61	$118,582.26	$–	$3,627,313.78

Balance at January 1, 2022	100,000,000	$3,061,568.14	$14,208.77	$432,954.61	$118,582.26	$–	$3,627,313.78
Net income	–	–	–	668,437.20	–	–	668,437.20
Foreign currency translation adjustment	–	–	–	–	(196,156.06)	–	(196,156.06)
Balance at December 31, 2022	100,000,000	$3,061,568.14	$14,208.77	$1,101,391.80	$(77,573.80)	$–	$4,099,594.92

F-5

PART II - INFORMATION NOT REQUIRED IN A PROSPECTUS

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement on Form F-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beijing, China, on November 8, 2023.

JIUFUYUAN BIOTECHNOLOGY COMPANY LIMITED

By:	/s/ Ping Shun Ngan
Name: Ping Shun Ngan
Title: Chairman and CEO

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ping Shun Ngan	Chairman and CEO	November 8, 2023

/s/ Wei Sun	CFO	November 8, 2023

/s/ Ping Liu	Director	November 8, 2023

/s/ Jun Wen	Director	November 8, 2023

/s/ Weiping He	Director	November 8, 2023

II-1